                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                             Exchange Act of 1934

Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (As Permitted by Rule 14a-
    6(e)(2))
[X] Definitive Proxy Statement
[_] Definitive Additional Materials
[_] Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-1

                             RITE AID CORPORATION
-------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

-------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required
[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act
    Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

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

                         [RITE AID LOGO APPEARS HERE]

                .Notice of 2000 Annual Meeting of Stockholders

                .Proxy Statement

                .Exhibit A to Proxy Statement

           CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

  The following information includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are identified by terms and phrases such as "anticipate," "believe," "intend," "estimate," "expect," "continue," "should," "could," "may," "plan," "project," "predict," "will" and similar expressions and include references to assumptions and relate to the future prospects, developments and business strategies of Rite Aid Corporation.

  Factors that could cause actual results to differ materially from those expressed or implied in such forward-looking statements include, but are not limited to:

  . Our high level of indebtedness and our ability to refinance our substantial debt obligations which mature in August and September 2002;

  . Our ability to make interest and principal payments on our debt and satisfy the other covenants contained in our credit facilities and other debt agreements;

  . Our ability to improve the operating performance of our existing stores, and, in particular, our new and relocated stores in accordance with our new management's long term strategy;

  . The outcomes of pending lawsuits and governmental investigations, both civil and criminal, involving our financial reporting and other matters;

  . Competitive pricing pressures, continued consolidation of the drugstore industry, third-party prescription reimbursement levels, regulatory changes governing pharmacy practices, general economic conditions and inflation, interest rate movements, access to capital and merchandise supply constraints; and

  . Our failure to develop, implement and maintain reliable and adequate internal accounting systems and controls.

  Rite Aid undertakes no obligation to revise the forward-looking statements included in information report to reflect any future events or circumstances. The company's actual results, performance or achievements could differ materially from the results expressed in, or implied by, these forward-looking statements. Factors that could cause or contribute to such differences are discussed in the section entitled "Management's Discussion and Analyses of Operations and Financial Condition--Factors Affecting Our Future Prospects" in the Annual Report included with this information.

                             RITE AID CORPORATION
                                 P.O. BOX 3165
                        HARRISBURG, PENNSYLVANIA 17105

                               ----------------

                   Notice of Annual Meeting of Stockholders
                        To Be Held on December 6, 2000

To Our Stockholders:

What:  Our Annual Meeting of Stockholders for Fiscal Year 2000

When:  December 6, 2000 at 2:00 p.m., local time

Where: Radisson Penn Harris Hotel & Convention Center
       1150 Camp Hill Bypass
       Camp Hill, Pennsylvania 17011

Why:   At this Annual Meeting, we plan to:

  1. Elect three directors to hold office until the 2003 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  2.   Approve, ratify and adopt the Rite Aid Corporation 2000 Omnibus Equity
       Plan;

  3. Consider a stockholder proposal requesting the Board of Directors to arrange for the prompt sale of Rite Aid Corporation to the highest bidder;

  4. Consider a stockholder proposal requesting Rite Aid Corporation's management to prepare and make public an employment diversity report;

  5. Consider a stockholder proposal requesting the elimination of the classified structure of the Board of Directors; and

  6. Transact such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

  Only stockholders of record at the close of business on October 11, 2000 will receive notice of, and be eligible to vote at, the Annual Meeting and any adjournment and postponement thereof. The foregoing items of business are more fully described in the Proxy Statement accompanying this notice.


  Your vote is important. Please read the Proxy Statement and the voting instructions on the enclosed proxy and then, whether or not you intend to attend the Annual Meeting in person, and no matter how many shares you own, please complete and promptly return your proxy in the envelope provided. This will not prevent you from voting in person at the meeting. It will, however, help to assure a quorum and to avoid added proxy solicitation costs. If you are a stockholder of record, you may also authorize the individuals named on the enclosed proxy to vote your shares by calling a specially designated telephone number (TOLL FREE (800) 213-3668) or via the Internet at http://www.computershare.com/us/proxy. These telephone and Internet voting procedures are designed to authenticate your vote and to confirm that your voting instructions are followed. Specific instructions for stockholders of record who wish to use telephone or Internet voting procedures are set forth on the enclosed proxy. You may revoke your proxy at any time before the vote is taken by (a) delivering to the Secretary of Rite Aid a written revocation or a proxy with a later date (including a proxy by telephone or via the Internet) or (b) voting your shares in person at the Annual Meeting.

                                          By order of the Board of Directors

                                          Robert B. Sari
                                          Secretary

                                          Camp Hill, Pennsylvania
                                          October 24, 2000

                             RITE AID CORPORATION
                                 P.O. BOX 3165
                        HARRISBURG, PENNSYLVANIA 17105

                               ----------------

                                PROXY STATEMENT

                               ----------------

                      FOR ANNUAL MEETING OF STOCKHOLDERS
                        To Be Held on December 6, 2000

  The Board of Directors of Rite Aid Corporation, a Delaware corporation ("Rite Aid" or the "Company"), seeks your proxy for use in voting at our 2000 Annual Meeting of Stockholders to be held at the Radisson Penn Harris Hotel & Convention Center, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania 17011, on December 6, 2000 at 2:00 p.m., local time, or any adjournment or postponement thereof (the "Meeting"). This proxy statement, the foregoing notice and the enclosed proxy are first being mailed on or about October 24, 2000 to all holders ("Stockholders") of our common stock, par value $1.00 per share ("Common Stock"), entitled to vote at the Meeting.

PURPOSE OF THE MEETING

  At the Meeting, the Stockholders will be asked to vote on the following proposals:

  Proposal No. 1:  To elect three directors to hold office until the 2003
                   Annual Meeting of Stockholders and until their respective successors are duly elected and qualified;

  Proposal No. 2:  To consider and vote upon a proposal to approve, ratify and adopt the Rite Aid Corporation 2000 Omnibus Equity
                   Plan;

  Proposal No. 3:  To consider and vote upon a stockholder proposal requesting the Board of Directors to arrange for the prompt sale of Rite Aid Corporation to the highest bidder;

  Proposal No. 4:  To consider and vote upon a stockholder proposal requesting Rite Aid Corporation's management to prepare and make public an employment diversity report; and

  Proposal No. 5:  To consider and vote upon a stockholder proposal requesting the elimination of the classified structure of the Board of Directors.

RECORD DATE

  Only Stockholders of record at the close of business on October 11, 2000 (the "Record Date") will receive notice of, and be entitled to vote at, the Meeting. At the close of business on the Record Date, the Company had outstanding and entitled to vote 332,008,363 shares of Common Stock.


QUORUM AND VOTING

  The presence at the Meeting, in person or by proxy, of the holders of 166,004,182 shares of Common Stock is necessary to constitute a quorum to transact business. Proxies marked "Abstain" and broker proxies that have not voted on a particular proposal ("Broker Non-Votes"), if any, will be counted in determining the presence of a quorum. In deciding all matters that come before the Meeting, each Stockholder is entitled to one vote per share of Common Stock registered in such Stockholder's name on the Record Date.

REQUIRED VOTES

  Election of the director nominees named in Proposal No. 1 requires the affirmative vote of a plurality of the shares of Common Stock voted at the Meeting. Voting may be cast in favor of or withheld with respect to all of the director nominees, or any of them. Abstentions and Broker Non-Votes, if any, will not be counted as having been voted and will have no effect on the outcome on the vote on the election of directors except to the extent the failure to vote for a nominee results in another nominee receiving a larger number of votes. Stockholders may not cumulate votes in the election of directors.

  The affirmative vote of a majority of the votes cast in person or by proxy at the Meeting is necessary for (a) approval, ratification and adoption of the Rite Aid Corporation 2000 Omnibus Equity Plan, as specified in Proposal No. 2, and (b) the approval of any stockholder proposals, as specified in Proposal Nos. 3, 4 and 5. Abstentions will have the same effect as votes against these proposals. Broker Non-Votes, if any, will have no effect on the votes for these proposals.

VOTING PROCEDURES

  Stockholders of record can choose one of the following three ways to vote:

  1. By mail: Sign, date and return the proxy in the enclosed pre-paid envelope.

  2. By telephone: Call (TOLL FREE (800) 213-3668) and follow the instructions.

  3. Via the Internet: Access "http://www.computershare.com/us/proxy and follow the instructions.

  By casting your vote in any of the three ways listed above, you are authorizing the individuals listed on the proxy to vote your shares in accordance with your instructions. If you want to vote in person at the Meeting and you hold Common Stock in street name, you must obtain a proxy from your broker and bring that proxy to the meeting.

PROXIES

  If the enclosed proxy card is properly signed and returned prior to voting at the Meeting, the shares represented thereby will be voted at the Meeting in accordance with the instructions specified thereon. If the proxy card is signed and returned without instructions, the shares will be voted as follows:

  Proposal No. 1:  FOR the nominees of the Board in the election of directors;

  Proposal No. 2:  FOR the approval, ratification and adoption of the Rite
                   Aid Corporation 2000 Omnibus Equity Plan; and

  Proposal Nos. 3, 4 and 5: AGAINST each of the stockholder proposals.

  Management does not intend to bring any matter before the Meeting other than as indicated in the notice and does not know of anyone else who intends to do so. If any other matters properly come before the Meeting, however, the persons named in the enclosed proxy, or their duly constituted substitutes acting at the Meeting, will be deemed authorized to vote or otherwise act thereon in accordance with their judgment on such matters.

  You may revoke your proxy by doing any of the following:

  . Delivering a written notice of revocation to the Secretary of Rite Aid, dated later than the proxy, before the vote is taken at the Meeting;

  . Delivering a duly executed proxy bearing a later date (including proxy by telephone or via the Internet) before the vote is taken at the Meeting; or

  . Voting in person at the Meeting (your attendance at the Meeting, in and of itself, will not revoke the proxy).

  Any written notice of revocation, or later dated proxy, should be delivered to:

                             Rite Aid Corporation
                                30 Hunter Lane
                         Camp Hill, Pennsylvania 17011
                     Attention: Robert B. Sari, Secretary

  Alternatively, you may hand deliver a written revocation notice, or a later dated proxy, to our Secretary at the Meeting before we begin voting.

                                PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

GENERAL

  Rite Aid's Board of Directors is divided into three classes, with each class to be composed as equally as possible. The Board of Directors currently consists of four directors whose terms expire this year, five directors whose terms expire in 2001 and four directors whose terms expire in 2002. The term of one class of directors expires at each annual meeting of Stockholders and each class serves three-year terms.

  The Company's By-Laws provide that the Board of Directors may be composed of up to 15 members. Although there are fewer nominees for election than the number allowed pursuant to the By-Laws of the Company, proxies cannot be voted for a greater number of persons than the three nominees named below.

DIRECTOR NOMINEES

  The Board of Directors has nominated the following persons to be elected directors at the Meeting: Mr. William J. Bratton, Mr. Stuart M. Sloan and Mr. Jonathan D. Sokoloff. All of the nominees for director to be elected at the Meeting currently serve as directors of the Company. Each director elected at the Meeting will hold office until 2003. As a result of a decision by Mr. Preston Robert Tisch, whose term expires this year, not to stand for re-election and a decision by Mr. Phillip Neivert to resign as a director of the Company, effective upon the closing of this Meeting, the Board of Directors has fixed the number of directors on the Board at 11 for fiscal year 2001. The other directors will remain in office for the remainder of their respective terms, as indicated below.

  If any nominee at the time of election is unable or unwilling to serve or is otherwise unavailable for election, and as a consequence thereof other nominees are designated, then the persons named in the proxy or their substitutes will have the discretion and authority to vote or to refrain from voting for other nominees in accordance with their judgment.

  The following table sets forth certain information with respect to the Company's directors and the director nominees as of the Record Date:

                                                                       Term as
                                                           Year First  Director
                                                             became      will
Name                     Age    Position with Rite Aid      Director  Expire (1)
----                     ---    ----------------------     ---------- ----------
Robert G. Miller........  56 Chairman and Chief Executive
                             Officer                          1999       2002
William J. Bratton......  53 Director                         1997       2000
Alfred M. Gleason.......  69 Director                         2000       2002
Alex Grass..............  73 Director                         1968       2001
Leonard I. Green........  66 Director                         1999       2001
Nancy A. Lieberman......  43 Director                         1996       2002
Phillip Neivert.........  73 Director                         1969       2001
Mary F. Sammons.........  54 Director, President and Chief
                             Operating Officer                1999       2001
Stuart M. Sloan.........  56 Director                         2000       2000
Jonathan D. Sokoloff....  43 Director                         1999       2000
Leonard N. Stern........  62 Director                         1986       2002
Preston Robert Tisch....  73 Director                         1988       2000
Gerald Tsai, Jr.........  70 Director                         1987       2001

--------
(1) Directors' terms of office are scheduled to expire at the annual meeting of stockholders to be held in the year indicated.

  Robert G. Miller. Mr. Miller has been chairman and chief executive officer since December 5, 1999. Previously, Mr. Miller served as vice chairman and chief operating officer of The Kroger Company, a retail food company. Mr. Miller joined Kroger in May 1999, when The Kroger Company acquired Fred Meyer, Inc., a food, drug and general merchandise chain. From 1991 until the acquisition, he served as chief executive officer of Fred Meyer, Inc. Mr. Miller also serves as a director of Harrah's, Inc., Pathmark Stores, Inc., ScottishPower and Advance Paradigm, Inc.

  William J. Bratton. Prior to August 2000, when Mr. Bratton became President of Bratton Group LLC, which provides criminal justice consulting services, he was a self-employed criminal justice consultant. From January 1998 to March 2000, Mr. Bratton was president and chief operating officer of Carco Group, Inc., a provider of employment background screening services. From April 1996 through 1997, he was vice chairman of First Security Services Corporation and president of its subsidiary, First Security Consulting, Inc. Mr. Bratton was Police Commissioner of the City of New York from 1994 through April 1996.

  Alfred M. Gleason. Mr. Gleason is currently a self-employed consultant. Mr. Gleason served as the president of the Port of Portland Commission in Portland, Oregon, from October 1995 until June 1999. From 1985 until 1995, Mr. Gleason held several positions with PacifiCorp, including chief executive officer, president and director. PacifiCorp is the parent company of Pacific Power & Light, Utah Power & Light and Pacific Telecom, Inc. Mr. Gleason served as a director of Fred Meyer, Inc. until June 1999.

  Alex Grass. Mr. Grass is, and has been, the chief executive officer of Fleer/Skybox International, which is engaged in the business of manufacturing and selling trading cards, since February 1999. Mr. Grass is also the managing partner of Oak Hall Industries, L.P., and Sera-Tec Biologicals L.P., positions he has held since 1996 and 1995, respectively.

  Leonard I. Green. Mr. Green has been an executive officer of Leonard Green & Partners, L.P., an affiliate of Green Equity Investors III, L.P., since its formation in 1994. Mr. Green has also been, individually or through a corporation, a partner in a merchant banking firm affiliated with Leonard Green & Partners, L.P., since its inception in 1989. Mr. Green is also a director of Communications & Power Industries, Inc., Liberty Group

Publishing, Inc. and Dollar Financial Group, Inc. Mr. Green was elected as a director pursuant to the October 1999 agreement of Green Equity Investors III, L.P. to purchase 3,000,000 shares of preferred stock of Rite Aid.

  Nancy A. Lieberman. Ms. Lieberman has been a partner in the law firm of Skadden, Arps, Slate, Meagher & Flom LLP since 1987. Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to Rite Aid.

  Philip Neivert. Mr. Neivert is, and has been, a private investor whose operations are based in Rochester, New York.

  Mary F. Sammons. Ms. Sammons has been president and chief operating officer and a member of Rite Aid's Board of Directors since December 5, 1999. From April 1999 to December 1999, Ms. Sammons served as president and chief executive officer of Fred Meyer Stores, Inc., a subsidiary of The Kroger Company. From January 1998 to April 1999, Ms. Sammons served as president and chief executive officer of Fred Meyer Stores, Inc., a subsidiary of Fred Meyer, Inc. From 1985 through 1997, Ms. Sammons held several senior level positions with Fred Meyer Inc., the last being that of executive vice president. Ms. Sammons is also a director of drugstore.com and of the National Association of Chain Drug Stores.

  Stuart M. Sloan. Mr. Sloan has been a principal of Sloan Capital Companies, a private investment company since 1984. Mr. Sloan was also the chairman of the board from 1986 to 1998 and the chief executive officer from 1991 to 1996 of Quality Food Centers, Inc., a supermarket chain. He currently serves on the board of directors of Anixter International Corporation.

  Jonathan D. Sokoloff. Mr. Sokoloff has been an executive officer of Leonard Green & Partners, L.P., an affiliate of Green Equity Investors III, L.P. since its formation in 1994. Since 1990, Mr. Sokoloff has also been a partner in a merchant banking firm affiliated with Leonard Green & Partners, L.P. Mr. Sokoloff is also a director of Twinlab Corporation, Diamond Triumph Auto Glass, Inc., Dollar Financial Group, Inc. and Gart Sports Company. Mr. Sokoloff was elected as a director pursuant to the October 1999 agreement of Green Equity Investors III, L.P. to purchase 3,000,000 shares of preferred stock of Rite Aid.

  Leonard N. Stern. Mr. Stern is chairman of the board and chief executive officer of The Hartz Group, Inc. and affiliated companies, a position he has held since 1970. These companies are engaged in the businesses of the manufacture and sale of pet supplies, ownership and operation of hotels, real estate development and investing. Rite Aid purchases pet supplies from Hartz Mountain, Inc. Mr. Stern is also a director of Homes for the Homeless, a nonprofit organization.

  Preston Robert Tisch. Mr. Tisch has been co-chairman of Loews Corporation since October 18, 1994. Loews Corporation is a holding company with interests through its subsidiaries in selling insurance products, producing and selling cigarettes, operating hotels, drilling for offshore oil and gas and distributing watches and clocks. Mr. Tisch was co-chief executive officer of Loews Corporation between October 18, 1994 and January 1, 1999. In addition, since March 1991 he has been chairman of the board of the N.Y. Football Giants, Inc. Rite Aid purchased tobacco products from Lorillard Tobacco Company, an indirectly wholly-owned subsidiary of Loews Corporation, during fiscal year 2000. Mr. Tisch is also a director of Loews Corporation, CNA Financial Corporation, Bulova Corporation and Hasbro, Inc.

  Gerald Tsai, Jr. Mr. Tsai is currently the chairman of Satmark Media Group, an ATM advertising company. Previously, Mr. Tsai was a private investor. From February 1993 to October 1997, Mr. Tsai was chairman and chief executive officer of Delta Life Corporation. Mr. Tsai is also a director of Saks Incorporated, Triarc Companies, Sequa Corporation, Zenith National Insurance Corp., IP*Network and United Rentals, Inc.

DIRECTORS' ATTENDANCE AT MEETINGS

  The Board of Directors meets regularly four times each year. The Board of Directors also held six special meetings during fiscal 2000. Each incumbent director of the Company attended at least 75% of the meetings of the Board of Directors and meetings held by all committees on which such director served.

COMMITTEES OF THE BOARD OF DIRECTORS

  Executive Committee. The Executive Committee met six times during fiscal 2000. The Executive Committee, except as limited by Delaware law, is empowered to exercise all of the powers of the Board of Directors and during fiscal 2000, was responsible for identifying a new senior management team and negotiating and fixing the terms of employment of the Company's new senior management team headed by Robert G. Miller. Members of the Executive Committee during fiscal 2000 were Robert G. Miller, Leonard I. Green, Nancy A. Lieberman, Leonard N. Stern, Preston R. Tisch and Gerald Tsai, Jr.

  Audit Committee. The Audit Committee, which held six meetings during fiscal 2000, currently consists of Leonard N. Stern (Chairman), William J. Bratton, Preston R. Tisch and Alfred M. Gleason. The Audit Committee:

  . oversees management's fulfillment of its financial reporting and disclosure responsibilities and its maintenance of appropriate internal control systems,

  . recommends appointment of the Company's independent public accountants, and

  .  oversees the activities of the Company's internal audit function.

To ensure independence, the independent public accountants and internal auditors meet with the Audit Committee with and without the presence of management representatives.

  Compensation Committee. The Compensation Committee did not meet during fiscal 2000 for the purpose of evaluating key officers' salaries and bonuses. Members of the Compensation Committee during fiscal 2000 were Gerald Tsai, Jr. (Chairman), Philip Neivert and William J. Bratton. No written charter for the Compensation Committee has been approved by the Board of Directors. See "Report of the Compensation Committee on Executive Compensation."

  Nominating Committee. The Nominating Committee did not meet during fiscal 2000 for the purpose of evaluating and nominating persons who have not been previously approved by the Board of Directors. Members of the Nominating Committee during fiscal 2000 were Preston R. Tisch (Chairman), Leonard N. Stern and Leonard I. Green.

DIRECTORS' COMPENSATION

  In fiscal 2000, Rite Aid's non-employee directors received no compensation. In fiscal 1999, each of Rite Aid's non-employee directors was granted a restricted stock award of 2,000 shares of Common Stock. The award lapses if a director fails to complete the term for which he or she was elected for any reason other than death or disability. Directors who are officers and full-time employees of Rite Aid receive no separate compensation for service as directors or committee members. Directors are reimbursed for travel and lodging expenses associated with attending Board of Directors meetings.

                                RECOMMENDATION

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
       YOU VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES LISTED ABOVE.

                                PROPOSAL NO. 2

                    ADOPTION, RATIFICATION AND APPROVAL OF
                           2000 OMNIBUS EQUITY PLAN

GENERAL

  The Rite Aid Corporation 2000 Omnibus Equity Plan (the "2000 Plan") was approved by the Board of Directors on August 20, 2000, subject to approval by the Stockholders.

  The 2000 Plan is intended to promote the interests of Rite Aid and the Stockholders by providing officers and other employees (including directors who are also employees) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of Rite Aid, to acquire a proprietary interest in the long-term success of Rite Aid and to reward the performance of individual officers, other employees, consultants and nonemployee directors in fulfilling their personal responsibilities for long-range achievements. Approximately 80,000 persons will be eligible to participate in the 2000 Plan.

  The 2000 Plan is intended to provide performance-based compensation within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended, which generally limits the deduction by an employer for compensation of certain covered officers. The limitations on deductibility under Section 162(m) do not apply to certain compensation, including compensation based on the attainment of performance goals, if certain requirements are met. Among the requirements for compensation to qualify for this exception is that the material terms pursuant to which the compensation is to be paid be disclosed to and approved by the Stockholders in a separate vote prior to the payment. Accordingly, if the 2000 Plan is approved by Stockholders and the other conditions of Section 162(m) relating to performance-based compensation are satisfied, compensation paid to covered officers pursuant to the 2000 Plan will not fail to be deductible under Section 162(m).

DESCRIPTION OF PRINCIPAL FEATURES OF THE 2000 OMNIBUS EQUITY PLAN

  There are generally five types of awards that may be granted under the 2000
Plan: Restricted Stock, Stock Options (including both incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code and nonqualified options ("NQSOs"), which are options that do not qualify as
ISOs), Phantom Stock, Stock Bonus awards, and Other Awards (including Stock Appreciation Rights). In addition, the Compensation Committee of the Board of Directors may, in its discretion, make other awards valued in whole or in part by reference to, or otherwise based on, Common Stock.

  There are reserved for issuance under the 2000 Plan a total of 22,000,000 shares of Common Stock, subject to equitable adjustment upon the occurrence of any stock dividend or other distribution, recapitalization, stock split, subdivision, reorganization, merger, consolidation, combination, repurchase, or share exchange, or other similar corporate transaction or event. The maximum number of shares of Common Stock that may be the subject of awards to a participant in any year is 1,000,000. The closing price per share of Common Stock on the Record Date was $3.19.

  Officers of Rite Aid, including the Named Executive Officers (as defined herein), employees, and consultants to Rite Aid are eligible to receive awards under the 2000 Plan in the discretion of the Compensation Committee. To date, no awards have been granted under the 2000 Plan.

  Awards will become exercisable or otherwise vest at the times and upon the conditions that the Compensation Committee may determine, as reflected in the applicable award agreement. The Compensation Committee has the authority to accelerate the vesting and/or exercisability of any outstanding award at such times and under such circumstances as it, in its sole discretion, deems appropriate. Because awards under the 2000 Plan are discretionary, it is not possible to determine the size of future awards.

  Restricted Stock. The Compensation Committee may grant restricted shares of Common Stock to such persons, in such amounts, and subject to such terms and conditions (including the attainment of performance goals) as the Compensation Committee may determine in its discretion. Except for restrictions on transfer and such other restrictions as the Compensation Committee may impose, participants will have all the rights of a stockholder with respect to the restricted stock. Unless the Compensation Committee determines otherwise, termination of employment during the restricted period will result in the forfeiture by the participant of all shares still subject to restrictions.

  Stock Options. Stock options ("Options") entitle the holder to purchase shares of Common Stock during a specified period at a purchase price specified by the Compensation Committee (but in the case of an ISO, at a price not less than 100% of the fair market value of the Common Stock on the day the ISO is granted). Each Option granted under the 2000 Plan will be exercisable for a period of 10 years from the date of grant, or such lesser period as the Compensation Committee shall determine. Options may be exercised in whole or in part by the payment in cash of the full option price of the shares purchased, by tendering shares of Common Stock with a fair market value equal to the option price of the shares purchased, or by other methods in the discretion of the Compensation Committee. The 2000 Plan provides that each Option shall become exercisable at the time determined by the Compensation Committee and set forth in the applicable agreement. The Compensation Committee may provide that a participant who delivers shares of Common Stock to exercise an Option will automatically be granted new Options for the number of shares delivered to exercise the Option ("Reload Options"). Reload Options will be subject to the same terms and conditions as the related Option (except that the exercise price generally will be the fair market value of the Common Stock on the date the Reload Option is granted).

  Phantom Stock. A Phantom Stock award is an award of the right to receive an amount of cash or Common Stock at a future date based upon an increase in the value of the Common Stock during the term of the award.

  Stock Bonus Awards. A Stock Bonus Award is an award of Common Stock, made at the discretion of the Compensation Committee upon such terms and conditions (if any) as the Compensation Committee may determine.

  Other Awards (Including Stock Appreciation Rights). Other forms of awards (including any Stock Appreciation Rights, hereinafter "Other Awards") valued in whole or in part by reference to, or otherwise based on, Common Stock may be granted either alone or in addition to Other Awards under the 2000 Plan. Subject to the provisions of the 2000 Plan, the Compensation Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Common Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards. A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option, or may be granted unrelated to an Option.

OTHER FEATURES OF THE 2000 OMNIBUS EQUITY PLAN

  The 2000 Plan will be administered by the Compensation Committee. Each member of the Compensation Committee is expected to be a "non-employee director" (within the meaning of Rule 16b-3 promulgated under Section 16 of the Securities Exchange Act of 1934, as amended) and an "outside director" (within the meaning of Section 162(m) of the Internal Revenue Code).

  The 2000 Plan may be amended by the Board of Directors, subject to Stockholder approval where necessary to satisfy certain regulatory requirements. The 2000 Plan will terminate not later than December 6, 2010. However, awards granted before the termination of the 2000 Plan may extend beyond that date in accordance with their terms.

NEW PLAN BENEFITS

  If the 2000 Plan is approved by the Stockholders, the Compensation Committee intends to grant 409,901 and 72,727 shares of restricted stock to Mr. Miller and Ms. Sammons, respectively. Otherwise, inasmuch as awards under the 2000 Plan will be granted at the sole discretion of the Compensation Committee, it is not possible at this time to determine either the persons who will receive awards under the 2000 Plan or the amount of any such awards.

CERTAIN FEDERAL INCOME CONSEQUENCES

  Set forth below is a discussion of certain United States federal income tax consequences with respect to Options that may be granted pursuant to the 2000 Plan. The following discussion is a brief summary only, and reference is made to the Internal Revenue Code and the regulations and interpretations issued thereunder for a complete statement of all relevant federal tax consequences. This summary is not intended to be exhaustive and does not describe state, local or foreign tax consequences of participation in the 2000 Plan.

  Incentive Stock Options. In general, no taxable income is realized by a participant upon the grant of an ISO. If shares of Common Stock are issued to a participant ("Option Shares") pursuant to the exercise of an ISO granted under the 2000 Plan and the participant does not dispose of the Option Shares within the two-year period after the date of grant or within one year after the receipt of such Option Shares by the participant (a "disqualifying disposition"), then, generally (a) the participant will not realize ordinary income with respect to the Option and (b) upon sale of such Option Shares, any amount realized in excess of the exercise price paid for the Option Shares will be taxed to such participant as capital gain. The amount by which the fair market value of the Common Stock on the exercise date of an ISO exceeds the purchase price generally will, however, constitute an item which increases the participant's "alternative minimum taxable income."

  If Option Shares acquired upon the exercise of an ISO are disposed of in a disqualifying disposition, the participant generally would include in ordinary income in the year of disposition an amount equal to the excess of the fair market value of the Option Shares at the time of exercise (or, if less, the amount realized on the disposition of the Option Shares), over the exercise price paid for the Option Shares.

  Subject to certain exceptions, an ISO generally will not be treated as an ISO if it is exercised more than three months following termination of employment. If an ISO is exercised at a time when it no longer qualifies as an ISO, such option will be treated as an NQSO as discussed below.

  Nonqualified Stock Options. In general, no taxable income is realized by a participant upon the grant of an NQSO. Upon exercise of an NQSO, the participant generally would include in ordinary income at the time of exercise an amount equal to the excess, if any, of the fair market value of the Option Shares at the time of exercise over the exercise price paid for the Option Shares.

  In the event of a subsequent sale of Option Shares received upon the exercise of an NQSO, any appreciation after the date on which taxable income is realized by the participant in respect of the option exercise should be taxed as capital gain in an amount equal to the excess of the sales proceeds for the Option Shares over the participant's basis in such Option Shares. The participant's basis in the Option Shares will generally equal the amount paid for the Option Shares plus the amount included in ordinary income by the participant upon exercise of the nonqualified option described in the immediately preceding paragraph.

  Restricted Stock. A participant will not recognize any income upon the receipt of restricted stock unless the holder elects under Section 83(b) of the Internal Revenue Code, within 30 days of such receipt, to recognize ordinary income in an amount equal to the fair market value of the restricted stock at the time of receipt, less any amount paid for the shares. If the election is made, the holder will not be allowed a deduction for amounts subsequently required to be returned to the Company. If the election is not made, on the date that the restrictions to which the restricted stock are subject are removed, the holder will generally recognize ordinary income in an amount equal to the fair market value of such shares on such date, less any amount paid for the shares. At the time the holder recognizes ordinary income, the Company generally will be entitled to a deduction in the same amount.

  Generally, upon a sale or other disposition of restricted stock with respect to which the holder has recognized ordinary income (i.e., a Section 83(b) election was previously made or the restrictions were previously removed), the holder will recognize capital gain or loss in an amount equal to the difference between the amount realized on such sale or other disposition and the holder's basis in such shares.

  Other Types of Awards. The grant of a stock appreciation right will not result in income for the grantee or in a tax deduction for the Company. Upon the settlement of such a right or the payment of a Stock Bonus Award, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

                                RECOMMENDATION

     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE "FOR" THE
                  APPROVAL, RATIFICATION AND ADOPTION OF THE
                           2000 OMNIBUS EQUITY PLAN.

                                PROPOSAL NO. 3

                    STOCKHOLDER PROPOSAL -- PROMPT SALE OF
                        RITE AID TO THE HIGHEST BIDDER

  Charles Miller, 23 Park Circle, Great Neck, New York, 11024, the owner of shares of Common Stock with a market value of at least $2,000 has notified the Company that he intends to present the following proposal at the Meeting:

  RESOLVED, that the shareholders of Rite Aid Corporation urge the Rite Aid Corporation Board of Directors to arrange for the prompt sale of Rite Aid Corporation to the highest bidder.

STOCKHOLDER'S SUPPORTING STATEMENT

  The purpose of the Maximize Value Resolution is to give all Rite Aid Corporation shareholders the opportunity to send a message to the Rite Aid Corporation Board that they support the prompt sale of Rite Aid Corporation to the highest bidder. A strong and or majority vote by the shareholders would indicate to the Board the displeasure felt by the shareholders of the shareholder returns over many years and the drastic action that should be taken. Even if it is approved by the majority of the Rite Aid Corporation shares represented and entitled to vote at the annual meeting, the Maximize Value Resolution will not be binding on the Rite Aid Corporation Board. The proponent however believes that if this resolution receives substantial support from the shareholders, the Board of Directors may choose to carry out the request set forth in the resolution:

    The prompt auction of Rite Aid Corporation should be accomplished by any appropriate process the Board chooses to adopt including a sale to the highest bidder whether in cash, stock, or a combination of both. It is expected that the Board will uphold its fiduciary duties to the utmost during the process.

  The proponent further believes that if the resolution is adopted, the management and the Board will interpret such adoption as a message from the company's stockholders that it is no longer acceptable for the Board to continue with its current management plan and strategies.

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION:

  The Board of Directors strongly believes that the implementation of the Stockholder proposal described above would not be in the best interests of Stockholders of the Company and, contrary to the title of the proposal, would not maximize value to the Stockholders. The Board of Directors recognizes the preeminence of its fiduciary duties to the Stockholders and believes that this resolution would compromise the ability of the Board of Directors to fulfill its duties.

  The Board of Directors is elected by the Stockholders to direct the management of the business and affairs of the Company. Increasing Stockholder value is considered by the Board of Directors to be an important component of that duty and is a consideration in all deliberations of the Board of Directors and management. The Board of Directors remains committed to increasing the value of the Company for all Stockholders, and will pursue the courses of action that it believes will best achieve that objective. The Board of Directors does not believe that implementation of the proposal described above would achieve that result.

  The Board of Directors has implemented a number of initiatives designed to enhance Stockholder value during the past year. These initiatives include, among other things, the following:

  . In December 1999, a new executive management team was put in place to address and resolve the business, operational and financial challenges confronting the Company. Upon arrival, the new management team immediately began to address the operational and liquidity challenges that confronted the Company.

  . The new management team has also developed a long term operational plan that seeks to capitalize on the substantial investment that the Company has made in its store base and distribution facilities. By significantly scaling back the Company's new store development program and focusing the Company's resources on the successful operation of existing stores, new management intends to increase prescription drug and front-end sales and restore the profitability of the Company's operations.

  . The new management team is also developing a comprehensive plan to establish and maintain a reliable system of internal accounting controls.

The Company believes that the successful implementation of these plans will allow the Company to meet the continuing challenges that it faces.

  Furthermore, the Company's refinancing activities over the past year clearly demonstrate a willingness to reorganize where value can be created for Stockholders.

  . In June 2000, the Company obtained a new $1 billion senior secured credit facility from a syndicate of banks.

  . In connection with this refinancing, the Company exchanged $374.3 million of its senior notes due in December 2000 and December 2001 for senior secured notes due 2002. The Company also has arranged with certain financial institutions to refinance the remaining notes when they become due in December 2000 with the senior secured notes due 2002.

  . In June 2000, the Company exchanged certain credit facility debt for shares of Common Stock and extended the maturity of its remaining bank debt from November 2000 to August 2002.

  . In June 2000, in a separate transaction, the Company exchanged shares of Common Stock for $177.8 million of its 5.25% Convertible Subordinated Notes due 2002.

  . In July 2000, the Company also announced that it had entered into a definitive agreement to sell its wholly-owned subsidiary, PCS Health Systems, Inc., to Advance Paradigm, Inc. The net proceeds of this sale will be used to reduce the Company's long-term debt.

  The Board of Directors believes that a "prompt sale of [the Company] to the highest bidder" would not properly recognize the value of these initiatives and future prospects of the Company and, therefore, would not be in the best interest of the Company, its Stockholders and employees. Furthermore, in light of the fact that the Company's stock is trading near its lowest price in the past year, the Board of Directors believes that implementation of the proposal would be akin to a "fire sale" of the business and would not maximize Stockholder value.

  Even if approved by the Stockholders, the proposal would serve merely as a recommendation to the Board of Directors to take the necessary steps to sell the Company to the highest bidder. As this has been a year of great transition, the Board of Directors believes that taking steps to sell the Company at the present time is not in the best interest of the Company or its Stockholders. Since most bidders may be unable to properly value the initiatives and the future prospects of the Company, the management and resources of the Company are better utilized by focusing on the Company's long-term objectives, which include enhancement of Stockholder value. The Board of Directors will continue to act in what it considers to be the best interests of all the Stockholders of the Company.

                                RECOMMENDATION

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
         YOU VOTE "AGAINST" THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.


                                PROPOSAL NO. 4

                      STOCKHOLDER PROPOSAL -- EMPLOYMENT
                               DIVERSITY REPORT

  The General Board of Pension and Health Benefits of the United Methodist Church, 1201 Davis Street, Evanston, Illinois 60201, the owner of 436,400 shares of Common Stock, has notified the Company that it intends to present the following proposal at the Meeting:

  WHEREAS: Equal employment is a key issue for shareholders. The bipartisan Glass Ceiling Commission Study released in 1995 explains that a positive diversity record also has a positive impact on the bottom line. This study is important for shareholders because it shows how many corporations in the United States select for advancement from less than 50 percent of the total talent available in our work force.

  . Women and minorities comprise 57 percent of the work force, yet represent only 3 percent of executive management positions.

  . Women who were awarded more than half of all master degrees represent less than 5 percent of senior-level management positions.

  These statistics show the limits placed on selecting the most talented people for top management positions.

  Not attending to diversity impacts the bottom line because of the real costs of discrimination cases, the potential loss of government contracts and the financial ramifications of a damaged corporate image.

  a) In 1995 Texaco settled the largest racial discrimination lawsuit in U.S. history, costing a reported $170 million to the company and stockholders. Texaco's public image was tarnished and the company faced a consumer boycott.

  b) In 1996 the Wall Street Journal reported that Shoney's earnings for fiscal year 1992 posted a direct loss of $16.6 million as a result of settling a racial discrimination suit for $134.5 million.

  c) In 1997 Denny's reported it was still trying to win back its minority customers, dating back to the 1992 discrimination complaints against Denny's.

  d) In 1998 Smith Barney agreed to spend $15 million on diversity programs to settle a case brought by plaintiffs charging sexual harassment.

  More than 150 major employers publicly report on work force diversity to their shareholders. Primary examples are Disney/ABC Commitment Report, USAir Affirming Workplace Diversity Report, Intel Diversity Report, Monsanto Diversity Report, and Texaco Diversity Report. These companies and many others regularly provide reports describing diversity progress and challenges. Often companies will also include this information in their annual reports.

  RESOLVED, that the shareholders request our company prepare a report at reasonable cost that may omit confidential information on the issues described below.

  1) An updated Diversity Report to be available to shareholders four months from the date of the annual meeting, that includes:

    a. the EEO-1 Report in standard federal government categories according to gender and race in each of the nine major EEOC-defined categories for the previous three years;

    b. a description of any policies and programs oriented specifically toward increasing the number of managers who are qualified females and/or ethnic minorities;

    c. a description of the company's efforts to increase its business with female and minority suppliers and service-providers;

    d. any federal audit, corporate management review, and letter of compliance with corrective measures enacted to protect any government contracts.

  2) A report on any material litigation in which the company is involved concerning race, gender and the physically challenged.

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION:

  The Board of Directors urges a vote against this Stockholder proposal. This Stockholder proposal is substantially the same as one that was submitted to the Company for consideration at the Company's 1999 Annual Meeting of Stockholders. The proposal was overwhelmingly rejected by Stockholders with 89.4% of the votes cast against the proposal and 4.0% abstentions. The Board of Directors' view, reiterated here, is essentially unchanged from that included in last year's proxy statement.

  The Company is fully committed to providing equal employment opportunity and complying with all applicable equal employment opportunity laws and affirmative action regulations. It is the Company's policy not to discriminate against any employee or applicant because of race, color, religion, sex, national origin, age or disability. The Company also maintains appropriate affirmative action plans. The Company already complies with federal, state and local governmental reporting requirements regarding compliance with equal employment opportunity laws and affirmative actions plans. The preparation and distribution of an additional report will not enhance the Company's commitment to the worthy goal of equal employment opportunity and affirmative action. Moreover, the Board of Directors believes that requiring preparation and distribution of another report would not be a beneficial use of Company resources. The Board of Directors also believes that the key to non-discrimination is a qualitative rather than a quantitative methodology.

  The proposal seeks publication of a report that the Company prepares and files on a confidential basis with governmental authorities. While these reports in fact illustrate the Company's commitment to equal opportunity, the Board of Directors does not believe that public dissemination of these reports will promote the goal of equal employment opportunity in any meaningful way. Furthermore, in order to obtain consistent statistical information across all categories of employers, the government requires the Company to report the information in artificial categories that do not accurately reflect either the business or the practices of the Company. As a result, the information in the reports is potentially susceptible to misinterpretation. For example, it does not reflect either workforce availability or interest in advancement. Accordingly, disclosure of this sensitive information, which is protected by federal law, would not be in the interests of Stockholders.

  In addition, the proposal requests disclosure of material employment-related litigation. The Company already is obligated under SEC rules to make disclosure of material litigation of all kinds. Employment-related litigation is not excluded from this disclosure and already is reported as required. For this reason, the Board of Directors believes that the proposal is duplicative and unnecessary.

  The goal of equal employment opportunity is worthy and is also one to which the Company has always been committed. In the Board of Directors' judgment, however, providing reports is not the appropriate approach and would not enhance the Company's efforts to provide equal opportunity. The Board of Directors strongly believes that the proposal is unnecessary in most respects and, in other respects, is potentially harmful to the Company and not in the best interest of the Stockholders.

                                RECOMMENDATION

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
         YOU VOTE "AGAINST" THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

                                PROPOSAL NO. 5

                  STOCKHOLDER PROPOSAL -- DECLASSIFICATION OF
                            THE BOARD OF DIRECTORS

  Lee Brenin, 4 Radcliff Drive, Great Neck, New York, 11024, the owner of shares of Common Stock with a market value of at least $2,000, has notified the Company that he intends to present the following proposal at the Meeting:

  RESOLVED, that the stockholders of the Company request that the Board of Directors take the necessary steps, in accordance with state law, to declassify the Board of Directors so that all directors are elected annually, such declassification to be effected in a manner that does not affect the unexpired terms of directors previously elected.

STOCKHOLDER'S SUPPORTING STATEMENT

  The election of directors is the primary avenue for stockholders to influence corporate governance policies and to hold management accountable for it's implementation of those policies. I believe that the classification of the Board of Directors, which results in only a portion of the Board of Directors being elected annually, is not in the best interests of the Company and it's stockholders.

  I believe that the Company's classified Board of Directors maintains the incumbency of the current Board and therefore of current management, which in turn limits management's accountability to stockholders.

  The elimination of the Company's classified Board would require each new director to stand for election annually and allow stockholders an opportunity to register their views on the performance of the Board collectively and each director individually. I believe this is one of the best methods available to stockholders to insure that the Company will be managed in a manner that is in the best interest of the stockholders.

  I believe that concerns expressed by companies with classified boards that the annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by stockholders, are unfounded. In my view, in the unlikely event that stockholders vote to replace all directors, this decision would express stockholder dissatisfaction with the incumbent directors and reflect the need for change.

THE BOARD OF DIRECTORS' STATEMENT IN OPPOSITION:

  The Restated Certificate of Incorporation of the Company contains a provision that requires the Company to divide the Board of Directors into three classes, with approximately one-third of the directors elected each year for a three-year term. The Board of Directors continues to believe that a classified Board of Directors is a better governance vehicle than annual election of directors and provides important benefits to both the Company and its Stockholders.

  A classified Board of Directors helps provide management continuity, stability, and consistency of business strategy and policy. This enhances the Board of Directors' ability to focus on long-term strategy and long-term performance. Because approximately two-thirds of the directors remain in office each year, the classified system helps ensure that experienced individuals, familiar with the Company's business and affairs, will be on the Board of Directors at all times. At the same time, the annual election of one-third of the Board of Directors gives Stockholders the opportunity to review corporate decision-making, while avoiding the sudden and disruptive changes in corporate policies that could arise if an entirely new group of directors were elected in a single year.

  The proponent claims that a classified board protects the incumbency of directors, which in turn limits accountability to stockholders. The proponent, however, fails to recognize the fact that stockholders have a variety of tools at their disposal to ensure that directors, even directors who are elected on a classified basis, are accountable to stockholders. These tools include withholding votes from directors who are standing for election, meeting with directors to express stockholder concerns, and publicity campaigns. Stockholders have successfully used these accountability tools with a number of companies. In addition, the Board of Directors, which consists almost exclusively of independent, outside directors, is firmly committed to improving performance and enhancing Stockholder value and does not believe that a classified board in any way diminishes this commitment or the Board of Directors' accountability to the Stockholders.

  In considering this proposal, Stockholders also should be mindful of the Board of Directors' belief that, when faced with any unsolicited takeover proposal, stockholders of a company with a classified board should be in a stronger position to negotiate a price premium for their shares than stockholders of a company without a classified board. The Board of Directors believes that the election of approximately one-third of the directors each year serves to encourage a person seeking to obtain control of the Company to negotiate with the Board of Directors. Because at least two Stockholders' meetings will generally be required to effect a change in control of the Board of Directors, the classified system gives the incumbent directors the time and leverage necessary to review any takeover proposal, to negotiate a more favorable result, to consider alternative strategies and to assure that Stockholder value is maximized. For example, if the Company were confronted with an unsolicited takeover offer, the fact that the entire Board of Directors could not be removed at a single meeting would allow the Board of Directors to weigh its choices of remaining independent versus accepting the offer or a competing offer, from a position of strength.

  In summary, the Board of Directors believes that a classified board is in the best interests of the Company and its Stockholders because classification:

  .  ensures continuity in the composition of the Board of Directors;

  . assures that a majority of the directors have prior experience and in-depth knowledge of the Company;

  . prevents sudden and disruptive changes in corporate policies by precluding election of an entirely new group of directors in a single year; and

  . affords the Company valuable protection against an unsolicited takeover unfavorable to Stockholders by giving incumbent directors the time and leverage necessary to negotiate a more favorable and fair result or to consider appropriate alternate strategies, in order to more effectively represent the interests of all Stockholders of the Company.

  Even if approved by the Stockholders, the proposal would not in itself declassify the Board of Directors. Instead, it would serve as a recommendation to the Board of Directors to take the necessary steps to end the staggered system of electing directors. To declassify the Board of Directors, the Board of Directors would be required to propose to the Stockholders an amendment to the relevant provisions of the Company's Restated Certificate of Incorporation. In order for such amendment to be adopted, a majority vote of the outstanding shares of Common Stock in favor of the amendment would be required.

                                RECOMMENDATION

              THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT
         YOU VOTE "AGAINST" THE ADOPTION OF THIS STOCKHOLDER PROPOSAL.

                              EXECUTIVE OFFICERS

  Officers are appointed annually by the Board of Directors and serve at the discretion of the Board of Directors. Set forth below is information regarding the current executive officers of Rite Aid.

Name                     Age                      Position with Rite Aid
----                     --- ----------------------------------------------------------------
Robert G. Miller*.......  56 Chairman and Chief Executive Officer
Mary F. Sammons*........  54 Director, President and Chief Operating Officer
David R. Jessick........  47 Senior Executive Vice President and Chief Administrative Officer
Elliot S. Gerson........  59 Senior Executive Vice President and General Counsel
John T. Standley........  37 Senior Executive Vice President and Chief Financial Officer
James P. Mastrian.......  58 Senior Executive Vice President -- Marketing and Logistics
Christopher Hall........  35 Senior Vice President and Chief Accounting Officer

--------
* Mr. Miller's and Ms. Sammons' biographical information is provided above as a Director.

  David R. Jessick. Mr. Jessick has been senior executive vice president and chief administrative officer since December 5, 1999. From 1997 to July 1999, Mr. Jessick served as executive vice president of finance and investor relations of Fred Meyer, Inc. From 1979 to 1997, Mr. Jessick held several senior management positions at Thrifty PayLess Holdings, Inc., a west coast-based drugstore chain that had annual sales of $5.0 billion before being acquired by Rite Aid in 1996. Mr. Jessick was executive vice president and chief financial officer of Thrifty PayLess Holdings, Inc. before Thrifty PayLess was acquired by Rite Aid. Mr. Jessick serves as a director of Advance Paradigm, Inc.

  Elliot S. Gerson. Mr. Gerson is senior executive vice president and general counsel of Rite Aid. He has held those positions since October 1999 and July 1997, respectively. Mr. Gerson also served as secretary from July 1997 to May 2000. Mr. Gerson joined Rite Aid in November 1995 as senior vice president and assistant chief legal counsel. Prior to joining Rite Aid, Mr. Gerson was a partner in the law firm of Bolger, Picker, Hankin & Tannenbaum from May 1993 to November 1995.

  John T. Standley. Mr. Standley was appointed senior executive vice president and chief financial officer of Rite Aid in September 2000. He had been executive vice president and chief financial officer since December 5, 1999. Previously, he was executive vice president and chief financial officer of Fleming Companies, Inc., a food marketing and distribution company from May 1999 to December 1999. Between July 1998 and May 1999, Mr. Standley was senior vice president and chief financial officer of Fred Meyer, Inc. Mr. Standley served as chief financial officer of Ralphs Grocery Company between January 1997 and July 1998. Mr. Standley also served in an executive position at Smith's Food & Drug from May 1996 to February of 1997 and as chief financial officer of Smitty's Supervalue, Inc. from December 1994 to May 1996.

  James P. Mastrian. Mr. Mastrian was appointed senior executive vice president, marketing and logistics of Rite Aid in October 2000. He had been executive vice president, marketing since November 15, 1999. Mr. Mastrian was also executive vice president, category management of Rite Aid from July 1998 to November 1999. Mr. Mastrian was senior executive vice president, merchandising and marketing of OfficeMax from June 1997 to July 1998 and executive vice president, marketing of Revco D.S., Inc. from September 1990 to June 1997.

  Christopher Hall. Mr. Hall has been senior vice president and chief accounting officer since January 25, 2000. From April 1999 to January 2000. Mr. Hall was executive vice president and chief financial officer at Golden State Foods. Between July 1998 and March 1999, Mr. Hall served as senior vice president of finance at Ralphs Grocery Company. Mr. Hall joined Ralphs Grocery as vice president of accounting in June 1995.

EXECUTIVE OFFICER COMPENSATION

  The following table provides a summary of compensation paid during the last three fiscal years to Rite Aid's current chief executive officer, the former chief executive officer who served in that position until October 18, 1999, the former interim chief executive officer, the four most highly compensated executive officers who were serving as executive officers at the end of fiscal year 2000 and two executive officers who would have been among the four most highly compensated executive officers if they had been employed by Rite Aid at the end of fiscal year 2000. As used herein, the term "Named Executive Officers" means all persons identified in the Summary Compensation Table.

                          SUMMARY COMPENSATION TABLE

                                     Annual Compensation                           Long-Term Compensation
                         ------------------------------------------- --------------------------------------------------------
                                                                                      Securities
                                                                                      Underlying
   Name and Principal    Fiscal  Salary               Other Annual    Restricted        Option          LTIP      All Other
        Position          Year     (1)    Bonus (2) Compensation (3) Stock Awards    Grants/ SARs    Payouts (4) Compensation
------------------------ ------ --------- --------- ---------------- ------------    ------------    ----------- ------------
Robert G. Miller (5)....  2000  $ 328,462  $   --        $  --        $4,950,000(6)   3,000,000        $   --      $600,000(14)
 Chairman & Chief
 Executive Officer
Martin L. Grass (7).....  2000    807,870      --           --               --             --             --           --
 Former Chairman &        1999  1,000,000      --           --               --       1,000,000(11)        --           --
 Former Chief             1998  1,000,000  898,000          --               --             --             --         2,000
 Executive Officer
Timothy J. Noonan(8)....  2000    702,542      --           --               --         300,000            --           --
 Former Interim Chief     1999    700,000      --           --               --         650,000            --           --
 Executive Officer,       1998    700,000  628,600          --               --             --             --         2,000
 Former President and
 Former Chief
 Operating Officer
James P. Mastrian.......  2000    425,000  125,000          --               --         450,000            --           --
 Executive Vice           1999    266,538  145,900          --               --         150,000            --           --
 President--Marketing     1998        --       --           --               --             --             --           --
Elliot S. Gerson........  2000    408,393  100,000          --               --         535,000            --           --
 Senior Executive Vice    1999    375,000      --           --               --          75,000            --           --
 President &              1998    330,000  174,475          --               --             --             --           --
 General Counsel
Mary F. Sammons.........  2000    203,076      --           --         1,650,000(12)  2,000,000            --       200,000(15)
 Director, President &
 Chief Operating Officer
David R. Jessick........  2000    158,461      --           --           825,000(13)  1,000,000            --       150,000(16)
 Senior Executive Vice
 President & Chief
 Administrative Officer
Franklin C. Brown (9)...  2000    503,589      --           --               --       1,165,000            --           --
 Former Vice Chairman     1999    500,000      --           --               --         300,000            --           --
                          1998    500,000  336,825          --               --             --             --         2,000
Beth J. Kaplan (10).....  2000    428,615      --           --               --             --             --           --
 Former Senior            1999    400,000  151,600          --               --         300,000(11)        --           --
 Executive Vice           1998    400,000  269,460          --               --             --             --           --
 President-Marketing

-------
(1) Mr. Miller, Ms. Sammons and Mr. Jessick commenced employment with the Company on December 5, 1999, respectively. Salary amounts for Mr. Miller, Ms. Sammons and Mr. Jessick include amounts contributed by Rite Aid to each such executive officer's account under the Supplemental Deferred Compensation Plan.
(2) Represents annual performance bonuses determined by the Compensation Committee of the Board of Directors under the Annual Performance-Based Incentive Program. Bonuses for Martin Grass, Timothy Noonan, Franklin Brown and Beth Kaplan were paid in the fiscal year following the fiscal year in which they were earned.
(3) Did not exceed, for each named officer, the lesser of $50,000 or 10% of such officer's total annual salary and bonus for such year.

(4) Excludes payments purportedly owed for fiscal 1999 pursuant to Rite Aid's Long-Term Incentive Plan. The Company's restatement of its financial statements for fiscal years 1998 and 1999 suggests that the stock performance tied to such payments would never have been achieved had Rite Aid issued timely financial statements for fiscal years 1998 and 1999 that complied with generally accepted accounting principles. Therefore, any payments purportedly owed pursuant to the Long-Term Incentive Plan would never have been earned and were not made. Ms. Kaplan has asserted that Rite Aid should have paid to her the amount owed under the Long-Term Incentive Plan based upon the Company's actual stock performance in November 1997.
(5)   Mr. Miller became chief executive officer of Rite Aid on December 5, 1999.
(6) Mr. Miller was awarded 600,000 shares of Rite Aid Common Stock on December 5, 1999, the effective date of his employment agreement with Rite Aid. The transfer of these shares is restricted. The restrictions on the restricted shares lapse in thirty-six equal monthly installments commencing one month from the date of grant, unless accelerated under certain circumstances. Mr. Miller has the right to vote the shares of restricted stock and to receive any dividends paid on such shares. As of February 26, 2000, the restrictions on 33,333 shares had lapsed and the remaining 566,667 restricted shares had a market value of $4,108,335.
(7) Mr. Grass resigned as chairman of the Board of Directors and chief executive officer on October 18, 1999.
(8) Mr. Noonan served as interim chief executive officer from October 18, 1999 until December 5, 1999. Mr. Noonan also served as president and chief operating officer until December 5, 1999, and retired from Rite Aid on February 25, 2000.
(9) Mr. Brown resigned as an employee on February 25, 2000 and as a member of the Board of Directors on May 29, 2000.
(10) Ms. Kaplan resigned as senior executive vice president of marketing on November 15, 1999.
(11) The options for these shares expired 90 days after Mr. Grass and Ms. Kaplan ceased being employed with the Company.
(12) On December 5, 1999, pursuant to her employment agreement with the Company, Ms. Sammons was awarded 200,000 shares of restricted Rite Aid Common Stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing one month from the date of grant, unless accelerated upon a change of control of the Company. Ms. Sammons has the right to vote the restricted shares and to receive dividends paid on such shares. As of February 26, 2000, the restrictions on 11,110 shares had lapsed and the remaining 188,890 shares had a market value of $1,369,452.
(13) On December 5, 1999, pursuant to his employment agreement with the Company, Mr. Jessick was awarded 100,000 shares of restricted Rite Aid Common Stock. The restrictions on those shares lapse in thirty-six equal monthly installments commencing one month from the date of grant, unless accelerated upon a change of control of the Company. Mr. Jessick has the right to vote the restricted shares and to receive dividends paid on such shares. As of February 26, 2000, the restrictions on 5,555 shares had lapsed and the remaining 94,445 shares had a market value of $684,726.
(14)  Represents a guaranteed bonus in the amount of $600,000 paid in April
      2000 in respect of calendar year 1999 to compensate Mr. Miller for lost bonus opportunities with his prior employer.
(15)  Represents a guaranteed bonus in the amount of $200,000 paid in April
      2000 in respect of calendar year 1999 to compensate Ms. Sammons for lost bonus opportunities with her prior employer.
(16)  Represents a guaranteed bonus in the amount of $150,000 paid in April
      2000 in respect of calendar year 1999.

OPTION GRANTS IN THE FISCAL YEAR

  The following table sets forth certain information regarding options granted during fiscal year 2000 to certain of the Named Executive Officers.

                                                      % of Total                         Total Grant
                                                    Options Granted                         Date
                            Number of Securities    to Employees in Exercise  Expiration   Present
Name                     Underlying Options Granted   Fiscal Year   Price (1)    Date     Value (2)
----                     -------------------------- --------------- --------  ---------- -----------
Robert G. Miller........         3,000,000               16.1%      $ 7.35     12/05/09  $11,155,200
James P. Mastrian.......            33,456                0.2%        8.00     01/17/10      142,848
                                   266,454                1.4%        5.375    11/10/09      754,777
                                   150,000                0.8%       24.25     06/04/09    1,907,066
Elliot S. Gerson........            26,278                0.1%        8.00     01/17/10      111,899
                                   508,722                2.7%        5.375    11/10/09    1,170,391
Mary Sammons............         2,000,000               10.7%        7.35     12/05/09    7,436,800
David R. Jessick........         1,000,000                5.4%        7.35     12/05/09    3,718,400
Timothy J. Noonan.......           209,103                1.1%        8.00     01/17/10      890,423
                                 1,960,897               10.5%        5.375    11/10/09    5,283,900
Franklin C. Brown.......         1,034,729                5.5%        5.375    11/10/09    2,931,050
                                   130,271                0.7%        8.00     01/17/10      554,732

--------
(1) All options have an exercise price equal to the fair market value on the date of grant. Mr. Miller's option for 3,000,000 shares, Ms. Sammons' option for 2,000,000 shares and Mr. Jessick's option for 1,000,000 shares vest in monthly installments over a 36-month period beginning on January 5, 2000. Each of the options granted to Mr. Mastrian and Mr. Brown vest ratably over a four year period beginning on the first anniversary of the date the option was granted. With respect to Mr. Gerson's options, options exercisable for 235,000 shares vest ratably over a four-year period beginning on the first anniversary of the date the option was granted and an option exercisable for 300,000 shares vested on the date the option was granted. With respect to Mr. Noonan's options, options exercisable for 1,870,000 shares vest ratably over a four-year period beginning on the first anniversary of the date the option was granted and an option exercisable for 300,000 shares vested on the date the option was granted.

(2) The hypothetical present values on the grant date were calculated under the Black-Scholes option pricing model, which is a mathematical formula used to value options traded on stock exchanges. The formula considers a number of assumptions in hypothesizing an option's present value. Assumptions used to value the options include the stock's expected volatility rate of 57.95%, projected dividend yield of 0%, a risk-free rate of return ranging from 6.115% to 6.597% and projected time of exercise ranging from two to six years. The ultimate realizable value of an option will depend on the actual market value of the Common Stock on the date of exercise as compared to the exercise price of the option. Consequently, there is no assurance that the hypothetical present value of the stock options reflected in this table will be realized.

                   OPTION EXERCISES AND YEAR-END VALUE TABLE

  The following table summarizes the value at February 26, 2000 of all shares subject to options granted to certain of the Named Executive Officers. No options were exercised during fiscal 2000.

                                                     Number of Securities            Value of
                                                    Underlying Unexercised     In-the-Money Options
                                                    Options at Year-End (#)     at Year-End ($) (1)
                                                   ------------------------- -------------------------
                            Shares
                         Acquired on     Value
Name                     Exercise (#) Realized ($) Exercisable Unexercisable Exercisable Unexercisable
----                     ------------ ------------ ----------- ------------- ----------- -------------
Robert G. Miller........       0           $0         166,666    2,833,334          $0           $0
James P. Mastrian.......       0            0          37,500      562,500           0      499,601
Elliot S. Gerson........       0            0         452,500      317,500     562,500      391,353
Mary F. Sammons.........       0            0         111,110    1,888,890           0            0
David R. Jessick........       0            0          55,555      944,445           0            0
Martin L. Grass.........       0            0               0            0           0            0
Timothy J. Noonan.......       0            0       1,495,625      650,000     562,500            0
Franklin C. Brown.......       0            0       1,015,000            0           0            0
Beth J. Kaplan..........       0            0               0            0           0            0

--------
(1) "In-the-Money" options are options with a base (or exercise) price less than the market price of the Common Stock on February 26, 2000. The value of such options is calculated using a stock price of $7.25, which was the closing price of the Common Stock on the New York Stock Exchange on February 25, 2000.

THE EXECUTIVE RETIREMENT PLAN

  Rite Aid has established the Deferred Compensation Program to provide retirement benefits to long-term employees who hold a position of vice president or higher and to select executives who may, pursuant to their employment agreements, be deemed to be long term employees. Participants generally are entitled to receive benefits upon retirement after age 65 or upon death, in which case any length of service requirement is disregarded.

  Generally, eligible participants receive an annual benefit, payable monthly over 15 years, equal to a percentage, ranging from 40% to 60%, of the average of the highest base annual salaries received over a specified period for each participant during the 10-year period prior to the date of the event giving rise to payment of the benefit. In the case of eligible participants who hold a position of executive vice president or higher, their benefits are based on their base annual salary and the annual bonuses they receive.

  The program provides that benefits will not be paid to employees whose employment is terminated for any reason other than retirement, disability or death. Additionally, if, during the time a benefit is being paid to a former employee, it is determined that the former employee committed an act that could have resulted in a good cause discharge, the Company will cease paying benefits to the former employee.

  Mr. Elliot S. Gerson is the only Named Executive Officer eligible to participate under the Deferred Compensation Plan and is expected to receive an estimated $405,000 as annual benefits payable upon his retirement at normal retirement age. Mr. Timothy J. Noonan will receive an estimated $798,000 as annual benefits upon the termination of his severance on February 28, 2002, as more fully discussed in "Employment and Employment-Related Agreements and Termination of Employment" below. Mr. Franklin C. Brown commenced receiving $500,000 in annual benefits after his retirement on February 26, 2000. No other Named Executive Officer currently working for the Company is eligible to participate in the Deferred Compensation Program, and except as set forth under "Employment and Employment-Related Agreements and Termination of Employment" below, Ms. Kaplan and Mr. Grass are no longer eligible for benefits under the Deferred Compensation Program.

                 EMPLOYMENT AND EMPLOYMENT-RELATED AGREEMENTS
                         AND TERMINATION OF EMPLOYMENT

EXECUTIVE EMPLOYMENT AGREEMENTS

  On December 5, 1999, Rite Aid entered into employment agreements with Robert
G. Miller, Mary F. Sammons and David R. Jessick (the "Executives"). Pursuant to their individual employment agreements:

  . Mr. Miller was appointed chief executive officer and elected as chairman of the Board of Directors of Rite Aid,

  . Ms. Sammons was appointed president and chief operating officer of Rite Aid and was appointed to Rite Aid's Board of Directors, and

  . Mr. Jessick was appointed senior executive vice president and chief administrative officer.

  Term. Each Executive's employment with Rite Aid commenced on December 5, 1999 and, unless terminated earlier, will terminate on December 5, 2002 (the "Employment Period"), but will automatically renew for an additional year on each anniversary of the effective date of the agreement (a "Renewal Date") unless either the Executive or Rite Aid provides the other with notice of non-renewal at least 180 days prior to a Renewal Date.

  Salary and Incentive Bonus. The respective agreements provide each Executive with a base salary and incentive compensation, including:

  . Mr. Miller receives an annual base salary of $1,250,000. To compensate Mr. Miller for a lost bonus opportunity with his former employer, Mr. Miller received a $600,000 bonus, and he has the opportunity to receive future annual bonuses that shall equal or exceed his annual base salary then in effect if Rite Aid's performance meets certain annual target goals based on the business plan developed by the Executives and the Board of Directors (the "targets").

  . Ms. Sammons receives an annual base salary of $750,000. She received a bonus of $200,000 as compensation for lost bonus opportunities with her former employer, and may, if Rite Aid's performance meets the targets, also receive an annual target bonus that, if paid, will equal or exceed 75% of her annual base salary then in effect.

  . Mr. Jessick's annual base salary is $600,000. He was awarded a bonus of $150,000 pursuant to his employment agreement. If Rite Aid's performance meets the targets, Mr. Jessick will be paid an annual bonus that will equal or exceed 60% of his annual base salary then in effect.

  Other Benefits. Pursuant to their employment agreements, each of Mr. Miller, Ms. Sammons and Mr. Jessick is also entitled to participate in Rite Aid's fringe benefit and perquisite programs and savings plans.

  Restricted Stock and Options. Pursuant to their employment agreements and individual stock option agreements, Mr. Miller, Ms. Sammons, and Mr. Jessick also received awards of restricted Rite Aid Common Stock and were granted options to purchase additional Rite Aid Common Stock as follows:

  . Mr. Miller was granted an option to purchase 3,000,000 shares of Common Stock and was awarded 600,000 shares of restricted Common Stock.

  . Ms. Sammons was granted an option to purchase 2,000,000 shares of Common Stock and was awarded 200,000 shares of restricted Common Stock.

  . Mr. Jessick was granted an option to purchase 1,000,000 shares of Common Stock and was awarded 100,000 shares of restricted Common Stock.

  All of the options granted and restricted Common Stock awarded to each of the Executives vest in thirty-six equal monthly installments commencing one month after December 5, 1999. Upon a "change in control" (as defined below and in the stock option agreements) of Rite Aid, however, all of the options vest immediately and become fully exercisable and the restrictions on the restricted Common Stock will lapse in full.

  Other Provisions. Each of Mr. Miller's and Mr. Jessick's employment agreement provides for him to be based in Portland, Oregon and that he be provided, for the convenience of Rite Aid, with an apartment in the vicinity of Rite Aid's corporate headquarters in the Harrisburg, Pennsylvania area. Ms. Sammons' employment agreement required her to relocate to the Harrisburg, Pennsylvania area. In connection with her relocation, Rite Aid paid $12,440 in relocation expenses and paid closing costs of $11,167.

  Pursuant to his employment agreement, Mr. Miller is entitled to recommend two persons to serve on the Board of Directors of Rite Aid. Mr. Miller has made two Board of Directors recommendations to date and as a result, Alfred Gleason and Stuart Sloan were appointed to the Board of Directors in January 2000 and June 2000, respectively.

  Termination of Employment. Upon written notice, the employment agreements of each of Mr. Miller, Ms. Sammons and Mr. Jessick are terminable by either Rite Aid or the individual Executive seeking termination.

  If the termination is by Rite Aid "without cause" (as defined in the employment agreements of the Executives) or by an Executive for "good reason" (as defined in the employment agreements of the Executives), then the terminated Executive shall be entitled to receive the following:

  . an amount equal to three times the sum of the individual Executive's annual base salary and target bonus plus any accrued but unpaid salary and bonus, with the maximum bonus that the Executive is eligible to earn being pro-rated through the date of termination;

  . the deferred compensation amounts that would otherwise have been credited to the Executive pursuant to the New Plan (as defined below) had the Executive continued employment with Rite Aid through the end of the then-remaining Employment Period and certain medical benefits; and

  . all of the Executive's stock options will immediately vest and be exercisable for the remainder of their stated terms, the restrictions on the restricted Common Stock will immediately lapse and any performance or other conditions applicable to any other equity incentive awards will be considered to have been satisfied.

  If Rite Aid terminates any of the Executives "for cause" (as defined in the employment agreements), Rite Aid shall pay:

  .  all accrued benefits within ten days after the date of termination and

  . terminate any portion of any then-outstanding stock option grant that was not exercised prior to the date of termination, and any portion of any restricted stock award, or other equity incentive award, to which the restrictions have not lapsed or as to which any other conditions were not satisfied prior to the date of termination.

  Under the employment agreements, any termination of employment by an Executive within the six month period commencing on the date of a "change in control" of Rite Aid will be treated as a termination of employment by the Executive for "good reason." Each employment agreement provides that the Executive will receive an additional payment to reimburse the Executive for any excise taxes imposed pursuant to Section 4999 of the Internal Revenue Code. Each employment agreement also provides for certain benefits upon termination of the Executive by reason of death or disability, by Rite Aid "for cause" or by the Executive other than for "good reason." The employment agreement of each Executive prohibits the Executive from competing with Rite Aid during his or her Employment Period and for a period of one year thereafter.

SPECIAL DEFERRED COMPENSATION PLAN

  In addition to the base salary and bonus provisions of the Executives' employment agreements, Rite Aid established the Special Deferred Compensation Plan (the "New Plan") for the benefit of select members of its management team, including Mr. Miller, Ms. Sammons and Mr. Jessick. Under the New Plan, Rite Aid credits a specific sum to individual accounts established for each of Mr. Miller, Ms. Sammons and Mr. Jessick. The sums are credited on the first day of each month during the term of the Executives' Employment Period with Rite Aid. Each of the Executives is fully vested, at all times, in his or her account balance; although, generally the Executives may not receive payments from their accounts until three years after an election to receive a payment. Each month, $20,000 is credited to Mr. Miller's account, $15,000 is credited to Ms. Sammons' account and $10,000 is credited to Mr. Jessick's account.

  Under the New Plan, the Executives will be able to direct the investment of the amounts credited to their individual accounts by selecting one or more investment vehicles from a group of deemed investments offered pursuant to the New Plan.

TERMINATION OF EMPLOYMENT

  Beth Kaplan. On August 14, 1996, Rite Aid entered into an employment agreement with Beth Kaplan that commenced on September 9, 1996 and terminated on February 27, 1999, providing for her employment as Executive Vice President--Marketing. Rite Aid takes the position that Ms. Kaplan's agreement expired on February 27, 1999 pursuant to its terms and was never renewed, but Ms. Kaplan has asserted that the agreement was effectively renewed. The agreement provided for a minimum annual base salary of $400,000 and an initial target bonus of 45% of Ms. Kaplan's base salary. Pursuant to the agreement, Rite Aid also loaned to Ms. Kaplan $1,900,000 on August 28, 1996 for the purpose of allowing Ms. Kaplan to exercise her option to purchase shares of the capital stock of The Procter & Gamble Co. The amount loaned became due and payable on August 14, 2000 and bears interest, compounded annually, from the date advanced at the prime rate of interest announced by Morgan Guaranty Trust Company of New York from time to time. At October 11, 2000, the unpaid principal and accrued interest on the loan (which is overdue) was $2,593,596. The employment agreement also provided that Ms. Kaplan would have received up to 186,058 shares of Rite Aid Common Stock (or their equivalent in cash if the shares were not freely transferable) within 90 days of the end of fiscal 1999 if the increase in the Company's annual earnings per share for fiscal years 1996 through 1999 averaged at least 8% per annum more than the Company's earnings per share in the fiscal year ended March 4, 1995. Ms. Kaplan, pursuant to the employment agreement, was granted on the date of employment an option to purchase 64,000 shares of Common Stock, at a price equal to $16.38. The option was to be exercisable for 10 years from the date of grant in cumulative annual installments of 25% commencing one year from the date of grant. The agreement entitled Ms. Kaplan to participate in Rite Aid's Deferred Compensation Program. The agreement also provided for certain executive perquisites, such as a new automobile and driver and all related insurance coverage and, from time to time, use of the corporate jet for business purposes.

  Ms. Kaplan's employment agreement provided that upon a termination for any reason or an expiration pursuant to its terms, Ms. Kaplan would be entitled to all salary due up to the termination or expiration date, any unpaid bonus or incentive compensation pro-rated up until the date of termination or expiration, expense reimbursements due and owing to Ms. Kaplan and payment for accrued vacation as of the termination or expiration date. Ms. Kaplan would also receive payment of health and medical benefits and life insurance premiums consistent with the Company's prior practice. If Ms. Kaplan's employment agreement expired pursuant to its terms, Ms. Kaplan would receive payment pursuant to the Long-Term Incentive Plan of all the shares of Common Stock (or the equivalent value if such shares were not freely transferable) to which she was then entitled and all right to the options on 64,000 shares of Common Stock, subject to the terms of the stock option plan. If Ms. Kaplan was terminated without "cause" (as defined in the agreement), her option would be deemed fully vested and exercisable for a period of five years following such termination. The agreement also prohibited Ms. Kaplan from competing with the Company during the term of her employment and prohibits her from such competition with the Company for a period of one year thereafter.

  Arrangement with Franklin C. Brown. In recognition of Mr. Brown's long-term employment with Rite Aid, Rite Aid entered into an Amended and Restated Deferred Compensation Agreement with him on October 23, 1996. This agreement provides Mr. Brown with retirement benefits that differ from the retirement benefits provided to other executive officers pursuant to standard deferred compensation agreements and also provides Mr. Brown with benefits upon a "change in control" (as defined in the agreement for purposes of this paragraph alone) of Rite Aid. The agreement provides that upon termination of Mr. Brown's employment with the Company for any reason, he will receive on an annual basis 60% of the sum of his highest base salary plus the highest bonus that he received over the four years prior to termination, with payment beginning on the first month after Mr. Brown's termination and continuing through the later of the death of Mr. Brown or 240 months after termination. Upon a change of control of Rite Aid after the date Mr. Brown's employment agreement terminates, remaining retirement payments, discounted to present value, may become immediately due and payable. The agreement also provides for Mr. Brown to receive life insurance coverage for the rest of his life. All unvested options held by Mr. Brown terminated upon the termination of his employment.

  Severance Agreement with Timothy J. Noonan. On February 25, 2000, Rite Aid entered into an Executive Separation Agreement and General Release with Timothy J. Noonan providing for Mr. Noonan's voluntary resignation from Rite Aid. The agreement provides Mr. Noonan with severance benefits commencing February 25, 2000 and ending on February 28, 2002, consisting of an amount each year equal to his annual base salary, medical benefits, customary indemnification and continued insurance with respect to matters relating to his services as an executive officer of the Company and other benefits. At the end of his severance period, Mr. Noonan will be entitled to commence receiving benefits under the Deferred Compensation Program.

  The agreement also provided for the termination as of February 25, 2000 of all of Mr. Noonan's stock options that were then unvested, except for option grants made on May 12, 1998 relating to the right to later purchase 650,000 shares of Common Stock at a price of $30.75 per share and on November 10, 1999 relating to the right to purchase 300,000 shares of Common Stock at a price of $5.375 per share. The May 12, 1998 grant of options will continue to vest and become exercisable in accordance with its terms through the end of the severance period. The options granted on November 10, 1999 are vested. Any option that vests before the end of the severance period shall remain exercisable through the later of (i) February 28, 2002 and (ii) 90 days after the date on which the Company first registers under the Securities Act shares issuable upon exercise of the option, but in no event later than the tenth anniversary of the date of grant.

                     REPORT OF THE COMPENSATION COMMITTEE
                           ON EXECUTIVE COMPENSATION

  The Compensation Committee of the Board of Directors (the "Committee"), composed of outside directors of the Board of Directors, reviews the performance of the Company's executive personnel and develops and makes recommendations to the Board of Directors with respect to executive compensation policies. The Compensation Committee is empowered by the Board of Directors to award to executive officers appropriate bonuses, stock options, stock appreciation rights ("SARs") and stock-based awards. The Compensation Committee did not meet during fiscal 2000, and the Executive Committee directed the hiring of Mr. Miller, Ms. Sammons and Mr. Jessick, including the negotiation of their employment arrangements.

  The Compensation Committee has access to independent compensation data and from time to time engages outside compensation consultants.

  The objectives of the Compensation Committee are to support the achievement of desired Company performance, to provide compensation and benefits that will attract and retain superior talent and reward performance and to fix a portion of compensation to the outcome of the Company's performance.

  The executive compensation program is generally composed of base salary, discretionary performance bonuses and long-term incentives in the form of stock options, SARs, stock-based awards and restricted stock awards. The compensation program also includes various benefits, including the Deferred Compensation Program, and health insurance plans and programs and pension and profit sharing and retirement plans in which substantially all of the Company's full-time employees participate.

  Base salaries for the executive officers of the Company are generally competitively set relative to salaries of officers of companies comparable in business and size included in the Standard & Poor's Retail Stores Composite Index. The base salary and other compensation arrangements for Mr. Miller, Ms. Sammons and Mr. Jessick were individually negotiated with the executive in connection with their hiring. In each instance, base salary takes into account individual experience and performance specific to the Company. The Compensation Committee generally attempts to provide compensation approximating the median of comparable companies. Except for increases associated with promotions or increased responsibility, increases in base salaries for executive officers of the Company from year to year are generally limited to adjustments to reflect increases in the rate of inflation.

  The executive compensation program is generally composed of base salary, discretionary performance bonuses and long-term incentives in the form of stock options, SARs, stock-based awards and restricted stock awards. The compensation program also includes various benefits, including the Deferred Compensation Program, and health insurance plans and programs and pension and profit sharing and retirement plans in which substantially all of the Company's full-time employees participate.

  Base salaries for the executive officers of the Company are generally competitively set relative to salaries of officers of companies comparable in business and size included in the Standard & Poor's Retail Stores Composite Index. The base salary and other compensation arrangements for Mr. Miller, Ms. Sammons and Mr. Jessick were individually negotiated with the executive in connection with their hiring. In each instance, base salary takes into account individual experience and performance specific to the Company. The Compensation Committee generally attempts to provide compensation approximating the median of comparable companies. Except for increases associated with promotions or increased responsibility, increases in base salaries for executive officers of the Company from year to year are generally limited to adjustments to reflect increases in the rate of inflation.

  The Compensation Committee is aware that the Internal Revenue Code of 1986, as amended, treats certain elements of executive compensation in excess of $1,000,000 a year as an expense not deductible by the Company for federal income tax purposes. For fiscal 2000, no executive officer's compensation exceeded the cap on deductibility. To the extent compensation to an executive officer exceeds the cap in the future, as is expected to be the case with Mr. Miller, the Compensation Committee will consider the facts and circumstances at that time to reach a determination regarding the impact of the cap on such compensation.

  The Compensation Committee is empowered to approve the payment of cash performance bonuses to employees, including executive officers, of the Company. During fiscal year 1995, the Compensation Committee established the Annual Performance-Based Incentive Program (the "Annual Incentive Plan"). The purpose of the Annual Incentive Plan is to provide an incentive for executives of the Company and to reward them in relation to the degree to which specified earnings goals are achieved, as measured by year to year growth and earnings per share. Each year, the Compensation Committee determines a range of growth and earnings per share over the previous year. Additionally, a targeted incentive as a percentage of salary is determined each year by the Compensation Committee. Depending upon the actual worth and earnings per share during such year, participants are entitled to a percentage, ranging from 0% to 200%, of the targeted incentive award fixed by the Compensation Committee. Alternatively, certain executive officers are assigned individual performance goals relating to their areas of responsibility and may receive bonuses ranging from 0% to 100% of their base salaries depending upon the percentage of the goal achieved. For fiscal 2000, the earnings goals established under the Annual Incentive Plan were not achieved. However, at the direction of the Board of Directors certain bonuses were paid with respect to fiscal 2000 to Messrs. Gerson and Mastrian. In addition, Mr. Miller, Ms. Sammons and Mr. Jessick were paid bonuses pursuant to their employment agreements.

  The Compensation Committee believes that employee equity ownership provides significant additional motivation to executive officers to maximize value for the Company's stockholders and, therefore, periodically grants stock options to the Company's employees, including executive officers. Stock options are granted typically at the prevailing market price and, therefore, will only have value if the Company's stock price increases over the exercise price. The Compensation Committee believes that the grant of stock options and stock-based awards provides a long-term incentive to such persons to contribute to the growth of the Company and establishes a direct link between compensation and stockholder return, measured by the same index used by stockholders to measure Company performance. The terms of options granted by the Compensation Committee, including vesting, exercisability and option term, are determined by the Compensation Committee, based upon relative position and responsibilities of each executive officer, historical and expected contributions of each officer, previous option grants to executive officers and a review of competitive equity compensation for executive officers of similar rank in companies that are comparable to the Company's industry and size.

                       COMPENSATION COMMITTEE INTERLOCKS
                           AND INSIDER PARTICIPATION

  Except as provided below, none of our executive officers, directors or Compensation Committee members currently serve, or have in the past served, on the compensation committee of any other company whose directors and executive officers have served on Rite Aid's Compensation Committee.

                            STOCK PERFORMANCE GRAPH

  The graph below compares the yearly percentage change in the cumulative total stockholder return on the Common Stock for the last five fiscal years with the cumulative total return on the S&P 500 Index and the S&P Retail Stores Composite Index over the same period (assuming the investment of $100.00 in the Common Stock and such indices on March 5, 1995 and reinvestment of dividends).

  For comparison of cumulative total return, the Company has elected to use the S&P Retail Stores Composite Index, consisting of 35 companies including the six largest drugstore chains. This allows comparison of the Company to the peer group of similar sized companies used by the Compensation Committee in its evaluation and determination of executive compensation.


                                   [GRAPH]

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

  Section 16(a) of the Exchange Act requires Rite Aid's executive officers, directors and persons who own more than 10% of the Common Stock to file reports of ownership and changes in ownership with the SEC and the New York Stock Exchange. Such persons are required by SEC regulations to furnish Rite Aid with copies of all Section 16(a) forms they file. Based solely on a review of the copies of such forms furnished to Rite Aid, the Company has determined that during fiscal 2000 no persons subject to Section 16(a) reporting submitted late filings under Section 16(a) of the Exchange Act, except for Jonathan D. Sokoloff and Leonard I. Green, directors of the Company, each of whom filed a late Form 3.

                         SECURITY OWNERSHIP OF CERTAIN
                       BENEFICIAL OWNERS AND MANAGEMENT

  The following table sets forth, as of October 11, 2000, certain information concerning the beneficial shareholdings of (a) each director, (b) each nominee for director, (c) each executive officer named in the Summary Compensation Table appearing elsewhere herein, (d) each holder of more than five percent of the Common Stock and (e) all directors and executive officers as a group (based on 332,008,363 shares of Common Stock outstanding as of such date). Each of the persons named below has sole voting power and sole investment power with respect to the shares set forth opposite his or her name, except as otherwise noted.

                                                Number of
                                              Common Shares      Percentage of
Beneficial Owners                         Beneficially Owned (1)     Class
-----------------                         ---------------------  -------------
Executive Officers and Directors:
  William J. Bratton.....................          14,889(2)            *
  Franklin C. Brown......................       1,410,301(3)            *
  Elliot S. Gerson.......................         554,684(4)            *
  Alfred M. Gleason......................         106,189(5)            *
  Alex Grass.............................       2,777,129(6)            *
  Martin L. Grass........................       1,148,102(7)            *
  Leonard I. Green.......................      59,716,800(8)         18.0%
  David R. Jessick.......................         872,344(9)            *
  Beth J. Kaplan.........................             363               *
  Nancy A. Lieberman.....................           7,000(10)           *
  James P. Mastrian......................         179,114(11)           *
  Robert G. Miller.......................       2,416,897(12)           *
  Philip Neivert.........................       2,880,495(13)           *
  Timothy J. Noonan......................       1,911,377(14)           *
  Mary F. Sammons........................       1,647,701(15)           *
  Stuart M. Sloan........................          10,989               *
  Jonathan D. Sokoloff...................      59,228,236(16)        14.7%
  Leonard N. Stern.......................          50,989(17)           *
  Preston Robert Tisch...................          20,989(18)           *
  Gerald Tsai, Jr........................          60,989(19)           *
All executive officers and directors (22
 persons)................................      76,716,628(20)        23.1%

                                                Number of
                                              Common Shares      Percentage of
Beneficial Owners                         Beneficially Owned (1)     Class
-----------------                         ---------------------  -------------
5% Stockholders:
  Green Equity Investors III, L.P. ......      58,722,800(21)        17.7%(22)
   11111 Santa Monica Blvd.
   Suite 2000
   Los Angeles, CA 90025

  J.P. Morgan & Co. Incorporated.........      39,380,992(23)        11.9%
   60 Wall Street
   New York, NY 10260

  Janus Capital Corporation..............      24,855,230(24)         7.5%
   100 Fillmore Street #300
   Denver, Colorado 80206

--------
 *  Percentage less than 1% of class.

(1) Beneficial ownership has been determined in accordance with Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange
     Act"), thereby including options exercisable within 60 days of October 11, 2000.
(2) This amount includes 3,500 restricted shares and 400 shares owned by Mr. Bratton's wife.
(3) This amount includes 383,360 shares jointly owned by Mr. Brown and his wife and 11,941 shares in a 401(k) account. Mr. Brown disclaims beneficial ownership of all shares he owns, including those jointly owned by him and his wife, except for the 11,941 shares in his 401(k) account.
(4) This amount includes 549,682 shares which may be acquired within 60 days by exercising stock options and 1,002 shares in his 401(k) account.
(5) This amount includes 6,000 shares jointly owned by Mr. Gleason and his wife.
(6) This amount includes 137,904 shares owned by the Grass Family Foundation of which Alex Grass is a director, 90,982 shares held in trust for the benefit of Martin L. Grass and of which Alex Grass is a trustee, 370,568 shares held in trust for the benefit of Lois Grass and of which Alex
     Grass is an alternate trustee along with Martin Grass and others, and 1,600,000 shares which may be acquired within 60 days by exercising stock options. This amount also includes 5,827 shares in his 401(k) account.
(7) This amount includes 370,568 shares held in trust for the benefit of Lois Grass of which trust Martin Grass is an alternate trustee along with Alex Grass and other trustees and 1,350 shares owned by Martin Grass's son and daughter. This amount also includes 8,222 shares in his 401(k) account.
(8) This amount includes 58,722,800 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Green is an executive officer and equity owner, 990,000 shares owned by Verdi Group, Inc., over which Mr. Green has beneficial ownership, and 4,000 restricted shares.
(9) This amount includes 423,850 shares which may be acquired within 60 days by exercising stock options and 436,364 restricted shares.
(10) This amount includes 4,000 restricted shares.
(11) Represents shares which may be acquired within 60 days by exercising stock options.
(12) This amount includes 1,206,897 shares which may be acquired within 60 days by exercising stock options and 1,200,000 of restricted shares.
(13) This amount includes 712,778 shares owned by Mr. Neivert's wife. Mr. Neivert disclaims beneficial ownership of those shares. This amount also includes 4,000 restricted shares.
(14) This amount includes 10,000 shares jointly owned by Mr. Noonan and his wife, 3,552 shares owned by Mr. Noonan's daughter and 1,820,625 shares which may be acquired beneficially within 60 days by exercising stock options. Mr. Noonan disclaims beneficial ownership of the shares jointly owned by him and his wife and those owned by his daughter.
(15) This amount includes 847,701 shares which may be acquired within 60 days by exercising stock options and 800,000 restricted shares.

(16) This amount consists of 58,722,800 shares beneficially owned by Green Equity Investors III, L.P., which is affiliated with Leonard Green & Partners, L.P., of which Mr. Sokoloff is an executive officer and equity owner.
(17)  This amount includes 4,000 restricted shares.
(18)  This amount includes 4,000 restricted shares.
(19)  All 4,000 shares are restricted shares.
(20) This amount includes: 7,051,720 shares which may be beneficially acquired within 60 days by exercising stock options and with respect to which the holders of the shares have no voting or investment power; 2,872,728 restricted shares with respect to which each holder of such shares has sole voting power and no investment power; and 27,355 shares included in Rite Aid's 401(k) plan and with respect to which each holder of such shares voting and investment power with the trustee of the plan.
(21) Green Equity Investors III, L.P. beneficially owns 58,722,800 shares of Common Stock. This number represents the number of shares issuable within 60 days of the conversion of convertible preferred stock.
(22) Based upon the number of shares outstanding as of October 11, 2000 and assuming conversion of all Class B Preferred Stock by Green Equity Investors III, L.P.
(23) This amount, as reflected in a report on Schedule 13G dated June 26, 2000 filed by J.P. Morgan & Co. Incorporated, consists of 39,380,992 shares of Common Stock, of which the reporting person claims sole dispositive power over 39,364,792 shares, shared dispositive power over 13,600 shares, sole voting power over 39,379,392 shares and shared voting power over 1,600 shares. The report states that J.P. Morgan Ventures Corporation, a subsidiary of J.P. Morgan & Co. Incorporated is the beneficial owner of 39,136,363 of the shares.
(24) This amount, as reflected in a report on Schedule 13G dated February 15, 2000, filed by Janus Capital Corporation, consists of 24,855,230 shares of Common Stock, of which the reporting person claims sole dispositive and voting power.

                CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Rite Aid leases 43,920 square feet of storage space in a warehouse in Camp Hill, Pennsylvania, from a partnership in which Alex Grass, a director of Rite Aid, has a 50% interest. Rent paid by the Company under the lease during fiscal year 2000 was $153,720 plus taxes, water and sewer. Rite Aid believes that the terms of the lease are at least as favorable as those available from unrelated third parties.

  In 1998 and 1999 Rite Aid guaranteed loans of $2.5 million and $5.0 million, respectively, made by a third-party to Beth J. Kaplan, who was then the Senior Executive Vice President, Marketing. The loans bear interest at LIBOR plus 2.0%. Rite Aid purchased both third-party loans from the lender on June 30, 2000 and April 30, 2000, respectively. At October 11, 2000, principal and interest owed on each third-party loan totaled $2,607,497 and $5,291,837, respectively. The Company intends to institute appropriate proceedings to enforce Ms. Kaplan's obligations to repay these loans as well as her obligation under her promissory note to the Company, dated August 28, 1996. The Company anticipates that Ms. Kaplan will assert defenses to payments and substantial counterclaims against the Company.

  Commencing on January 8, 1999, Rite Aid leased a 10,750 square foot store in Sinking Springs, Pennsylvania, from Martin L. Grass' brother-in-law, a full-time real estate developer, at a rent of $17.50 per square foot. Total rent under the lease paid by Rite Aid during fiscal 2000 was $188,125. Rite Aid believes that the terms of the lease are at least as favorable as those available from unrelated third parties.

  Prior to his resignation on October 18, 1999, Martin L. Grass paid 51% of the lease cost of a helicopter that Rite Aid leases. Prior to his resignation, Mr. Grass was permitted unlimited personal use of the helicopter.

  On October 27, 1999, Rite Aid issued a warrant to J.P. Morgan Ventures Corporation, a subsidiary of J.P. Morgan to purchase 2,500,000 shares of Common Stock at an exercise price of $11.00 per share, subject to certain adjustments. The warrant was issued in connection with the extension and restructuring of Rite Aid's PCS credit facility and RCF credit facility in October 1999. J.P. Morgan is one of Rite Aid's lenders. In connection with the issuance of the warrant, J.P. Morgan and Rite Aid entered into a Registration Rights

Agreement pursuant to which Rite Aid agreed to register, under certain circumstances, the Common Stock issuable upon exercise of the warrant. Rite Aid will pay all expenses and fees (other than underwriting discounts and commissions) related to any registration.

  On October 27, 1999, Green Equity Investors III, L.P., ("GEI") an affiliate of Leonard Green & Partners, L.P., purchased 3,000,000 shares of series A cumulative pay-in-kind preferred stock ("series A preferred stock") at $100 per share. GEI exchanged all 3,000,000 shares of its series A preferred stock for 3,000,000 shares of series B cumulative pay-in-kind preferred stock ("series B preferred stock"). The series B preferred stock, when issued, was convertible into shares of Common Stock at a conversion price of $11.00 per share of Common Stock, subject to adjustment if Rite Aid issued Common Stock before October 27, 2000 at a per share price that is less than the then current conversion price of the series B preferred stock and in other circumstances. In June 2000, in connection with the refinancing effected on June 14, 2000, Rite Aid issued Common Stock at a per share price of $5.50. As a result of this issuance, the per share conversion price for the series B preferred stock was adjusted to $5.50. At October 11, 2000, after giving effect to the adjustment and the receipt of pay-in-kind dividends, the series B preferred stock was convertible into 58,722,800 shares of Common Stock. Leonard I. Green and Jonathan D. Sokoloff, members of Rite Aid's Board of Directors, are equity owners and executive officers of Leonard Green & Partners, L.P., an affiliate of GEI.

  In fiscal 2000, Rite Aid paid to J.P. Morgan fees and other amounts in connection with the Company's financing activities, including the extension in October 1999, of $19.6 million. In this fiscal year 2001, Rite Aid has paid $8.5 million to J.P. Morgan in fees and other amounts in connection with Rite Aid's financing activities, including the refinancing in June 2000. Rite Aid anticipates paying J. P. Morgan fees and other amounts in connection with financing activities, including the refinancing in June 2000, of $20.5 million.

  In June 2000, J.P. Morgan, a beneficial owner of more than 5% of Common Stock, and another financial institution participated in the refinancing of certain Rite Aid debt by agreeing to purchase $93.2 million of 10.5% senior secured notes due September 2002 when the 5.5% notes mature in December 2000.

  Rite Aid paid Leonard Green & Partners L.P. (a) a $3 million fee for service provided in connection with its preferred stock investment in October, 1999 and reimbursed $0.24 million of its out-of-pocket expenses and (b) a $3 million fee for services provided in connection with the financial restructuring transactions which Rite Aid completed in June 2000 and reimbursed its out-of-pocket expenses. In October 1999, Rite Aid agreed to pay Leonard Green & Partners L.P. an annual fee of $1 million for its consulting services. This fee was increased to $1.5 million at the time of the June 2000 restructuring transactions. The consulting agreement also provides for the reimbursement of out-of-pocket expenses incurred by Leonard Green & Partners L.P. Rite Aid has agreed to register the Common Stock issuable upon conversion of the series B preferred stock and to pay all expenses and fees (other than underwriting discounts and commission) related to any registration.

  The law firm of Skadden, Arps, Slate, Meagher & Flom LLP provides legal services to Rite Aid. Nancy Lieberman, a director of Rite Aid, is a partner of that law firm. Fees paid by Rite Aid to Skadden, Arps Slate, Meagher & Flom LLP did not exceed five percent of the law firm's gross revenues for its last fiscal year.

                             STOCKHOLDER PROPOSALS

  Proposals received from stockholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Because the Company intends to hold the Year 2001 Annual Meeting in June 2001 (which is more than 30 days from the anniversary date of this Annual Meeting), a stockholder proposal received within a reasonable time before the Company begins to print and mail its proxy materials for the Year 2001 Annual Meeting will be eligible for consideration for inclusion in the proxy statement for the Year 2001 Annual Meeting and will be considered "timely" within the meaning of Rule 14a-4(c) under the Exchange Act.

If the Company holds the Year 2001 Annual Meeting within 30 days of the anniversary date of this Annual Meeting, a stockholder proposal received by the Company on or before June 26, 2001 will be eligible for consideration for inclusion in the proxy statement for the Year 2001 Annual Meeting and a stockholder proposal submitted outside of Rule 14a-8 will be considered "timely" within the meaning under Rule 14a-4(c) if it is received by the Company on or before September 9, 2001.

                                 OTHER MATTERS

  The Board of Directors knows of no other matters that have been submitted for consideration at this Meeting. If any other matters come before the stockholders at this Meeting, the persons named on the enclosed proxy intend to vote the shares they represent in accordance with their best judgment.

                             INDEPENDENT AUDITORS

  During fiscal 2000, the firm of KPMG LLP ("KPMG") resigned as independent auditors of the Company because they were unable to continue to rely on management's representations. The Company then engaged Deloitte & Touche LLP to replace KPMG as its independent auditors. Attached hereto as Exhibit A is a copy of the Form 8-K and the Form 8-K/A filed by the Company with the Securities and Exchange Commission on November 11, 1999 and December 6, 1999, respectively, in connection with the change in the Company's independent auditors. The Form 8-K and Form 8-K/A include letters delivered by KPMG regarding its disagreements with the Company. The complete text of each of the Form 8-K and Form 8-K/A and their respective exhibits is incorporated herein by reference. Since the filing of the Form 8-K/A on December 6, 1999, the Company has reviewed its accounting practices and is developing and implementing new internal accounting systems and controls as its seeks to develop reliable and adequate systems.

  A representative of Deloitte & Touche LLP is expected to be present at the meeting and will be available to respond to appropriate questions from the floor and will be afforded an opportunity to make a statement.

                            SOLICITATION OF PROXIES

  The entire cost of the solicitation of proxies will be borne by the Company. In addition to the use of the mails, solicitations may be made by telephone, internet and personal interviews by officers, directors and regularly engaged employees of the Company. The Company has retained W.F. Doring & Co., Inc. to assist in the solicitation of proxies for approximately, $5,000, plus out-of-pocket expenses. Brokerage houses, custodians, nominees and fiduciaries that receive the solicitation materials will be requested to forward this proxy statement to the beneficial owners of the stock held of record by such persons, and the Company will reimburse them for their charges and expenses in this connection.

                                 ANNUAL REPORT

  A copy of Rite Aid's Annual Report for fiscal 2000 is being mailed to Stockholders together with this Proxy Statement to all Stockholders entitled to notice of and to vote at the Meeting. The Annual Report is not incorporated into this Proxy Statement and shall not be deemed solicitation material.

                             RITE AID CORPORATION
   PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY. ()

[                                                                             ]

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR PROPOSALS 1 AND 2.

1. Election of Directors --                              For  Withhold  For All
   Nominees: 01-William J. Bratton, 02-Stuart M. Sloan,  All     All    Except
             03-Jonathan D. Sokoloff                     ()      ()       ()

   ___________________________________________________
   (Except nominee(s) written above.)
                                                         For  Against  Abstain
2. Approval, ratification and adoption of 2000 Omnibus   ()      ()       ()
   Equity Plan.



THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE AGAINST PROPOSALS 3, 4 AND
5.
                                                         For  Against  Abstain
3. Proposal relating to sale of Rite Aid.                ()      ()       ()

                                                         For  Against  Abstain
4. Proposal relating to employment diversity report.     ()      ()       ()

                                                         For  Against  Abstain
5. Proposal on declassification of the Board.            ()      ()       ()


                                       Dated: ________________________, 2000

                                       _____________________________________
                                       Signature of Stockholder

                                       _____________________________________
                                       NOTE: When signing as attorney-in-fact,
                                       executor, administrator, trustee or
                                       guardian, please add your title as
                                       such, and if signer is a corporation,
                                       please sign with full corporate name by
                                       duly authorized officer or officers and
                                       affix the corporate seal. Where stock is issued in the name of two or more person, all such persons should sign.

--------------------------------------------------------------------------------
                 (triangle)  FOLD AND DETACH HERE  (triangle)


CONTROL NUMBER

                    YOU CAN VOTE BY TELEPHONE OR INTERNET!

                   AVAILABLE 24 HOURS A DAY . 7 DAYS A WEEK

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy. Have this proxy card in hand when you vote.

                               TO VOTE BY PHONE
                               ----------------
                       (within the U.S. and Canada only)

 . Call toll free 1-800-213-3668 from a touch tone telephone. There is NO CHARGE for this call.

 . Enter the six-digit Control Number located above.

    Option 1: If you choose to vote as the Board of Directors recommends on All --------- proposals, press 1. When asked, please confirm your vote by pressing 1 again.

    Option 2: If you choose to vote on EACH proposal SEPARATELY, press 0 and --------- follow the recorded instructions. Your vote selections will be repeated and you will have an opportunity to confirm them.

                            TO VOTE ON THE INTERNET
                            -----------------------

 . Go to the following website: http://www.computershare.com/us/proxy

 . Enter the information requested on your computer screen, including your six-digit Control Number located above, then follow the voting instructions on the screen.

  If you vote by telephone or the Internet, DO NOT mail back this proxy card.
   Proxies submitted by telephone or the Internet must be received by 12:00 midnight, Central Daylight Time, December 5, 2000.

                             THANK YOU FOR VOTING!


5404--Rite Aid Corporation

PROXY                         RITE AID CORPORATION                        PROXY

          PROXY FOR ANNUAL MEETING OF STOCKHOLDERS--DECEMBER 6, 2000 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby constitutes and appoints Robert G. Miller, David R. Jessick, Elliot S. Gerson and Robert B. Sari, or either one of them, as proxies, with full power of substitution, to vote all shares of stock of Rite Aid Corporation (the "Company") that the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the Radisson Penn Harris Hotel & Convention Center, 1150 Camp Hill Bypass, Camp Hill, Pennsylvania 17011, at 2:00 p.m., on December 6, 2000, and at any adjournments or postponements thereof as set forth below. If applicable, this proxy shall also govern the voting of stock held for the account of the undersigned in the Company's Investment Opportunity Plan.
    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED, OR, IF NO SPECIFICATIONS ARE MADE, WILL BE VOTED (I) FOR THE ELECTION OF ALL THE NOMINEES FOR DIRECTOR, (II) FOR THE APPROVAL, RATIFICATION AND ADOPTION OF THE 2000 OMNIBUS EQUITY PLAN, (III) AGAINST EACH OF THE STOCKHOLDER PROPOSALS, AND (IV) IN THE NAMED PROXIES' DISCRETION ON ANY OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING.
    THE UNDERSIGNED HEREBY ACKNOWLEDGES RECEIPT OF THE NOTICE OF MEETING AND PROXY STATEMENT FURNISHED HEREWITH, AND HEREBY CONFIRMS THAT THIS PROXY SHALL BE VALID AND MAY BE VOTED WHETHER OR NOT THE STOCKHOLDER'S NAME IS SET FORTH BELOW OR A SEAL IS AFFIXED OR THE DESCRIPTION, AUTHORITY OR CAPACITY OF THE PERSON SIGNING IS GIVEN OR OTHER DEFECT OF SIGNATURE EXISTS.

          PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY
                    IN THE ENCLOSED POSTAGE PAID ENVELOPE.

                         (Continued on reverse side.)

--------------------------------------------------------------------------------

Appendix 1: Rite Aid Corporation 2000 Omnibus Equity Plan

[This Appendix 1 was not Distributed to Stockholders of Rite Aid with the Definitive Proxy Materials]


                             RITE AID CORPORATION
                           2000 OMNIBUS EQUITY PLAN

1.   Purpose; Establishment.
     ----------------------

     The Rite Aid Corporation 2000 Omnibus Equity Plan (the "Plan") is intended to promote the interests of the Company and its shareholders by providing officers and other employees of the Company (including directors who are also employees of the Company) with appropriate incentives and rewards to encourage them to enter into and continue in the employ of the Company and to acquire a proprietary interest in the long-term success of the Company; and to reward the performance of individual officers, other employees, consultants and nonemployee directors in fulfilling their personal responsibilities for long-range achievements.

     The Plan has been adopted and approved by the Board of Directors (defined below) and shall become effective as of December 6, 2000, subject to the approval of the shareholders of the Company.

2.   Definitions.
     -----------

     As used in the Plan, the following definitions apply to the terms indicated below:

     (a)  "Affiliate" means any entity if, at the time of granting of an Award
          (A) the Company, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of such entity or at least 50% of the ownership interests in such entity or (B) such entity, directly or indirectly, owns at least 50% of the combined voting power of all classes of stock of the Company.

     (b) "Agreement" shall mean the written agreement between the Company and a Participant evidencing an Award.

     (c) "Award" shall mean any Option, Restricted Stock, Phantom Stock, Stock Bonus or Other Award granted pursuant to the terms of the Plan.

     (d) "Board of Directors" shall mean the Board of Directors of Rite Aid Corporation.

     (e) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, and any regulations promulgated thereunder.

     (f) "Committee" shall mean, at the discretion of the Board of Directors, the full Board of Directors or a committee of the Board of Directors, which shall consist of two or more persons, each of whom, unless otherwise determined by the Board of Directors, is an "outside direc tor" within the meaning of Section 162(m) of the Code and a "nonemployee director" within the meaning of Rule 16b-3.

     (g) "Company" shall mean Rite Aid Corporation, a Delaware corporation, and, where appropriate, each of its Affiliates.

     (h) "Company Stock" shall mean the common stock of the Company, par value $1.00 per share.

     (i) "Covered Employee" shall have the meaning set forth in Section 162(m) of the Code.

     (j)  "Effective Date" shall mean December 6, 2000.

     (k) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

     (l) The "Fair Market Value" of a share of Company Stock shall mean the average of the high and low price of Company Stock as quoted on the composite tape of the New York Stock Exchange and published in The Wall Street Journal with respect to the date on which the fair market value is to be determined, or if there is no trading of Company Stock on such date, such price on the next date on which there is trading in such shares.

     (m) "Incentive Stock Option" shall mean an Option that is an "incentive stock option" within the meaning of Section 422 of the Code, or any successor provision, and that is designated by the Committee as an Incentive Stock Option.

     (n) "Nonqualified Stock Option" shall mean an Option other than an Incentive Stock Option.

     (o) "Option" shall mean an option to purchase shares of Company Stock granted pursuant to Section 7.

     (p) "Other Award" shall mean an award granted pursuant to Section 11 hereof.

     (q) "Participant" shall mean an employee or consultant of the Company to whom an Award is granted pursuant to the Plan, or upon the death of the employee or consultant, his or her successors, heirs, executors and administrators, as the case may be.

     (r) "Phantom Stock" shall mean the right, granted pursuant to Section 9, to receive in cash, shares or other property the Fair Market Value of a share of Company Stock.

     (s) "Reload Option" shall mean a Nonqualified Stock Option granted pursuant to Section 7(c)(5).

     (t) "Restricted Stock" shall mean a share of Company Stock which is granted pursuant to the terms of Section 8 hereof and which is subject to restrictions as set forth in Section 8(d).

     (u) "Rule 16b-3" shall mean the Rule 16b-3 promulgated under the Exchange Act, as amended from time to time.

     (v) "Securities Act" shall mean the Securities Act of 1933, as amended from time to time.

     (w) "Stock Appreciation Right" shall mean the right to receive an amount up to the excess of the Fair Market Value of a share of Company Stock (as determined on the date of exercise), over (i) if the Stock Appreciation Right is not related to an Option, the purchase price of a share of Company Stock on the date the Stock Appreciation Right was granted, or (ii) if the Stock Appreciation Right is related to an Option, the purchase price of a share of Company Stock specified in the related Option, and pursuant to such further terms and conditions as are provided under Section 11.

     (x) "Stock Bonus" shall mean a bonus payable in shares of Company Stock granted pursuant to Section 10.

     (y) "Subsidiary" shall mean a "subsidiary corporation" within the meaning of Section 424(f) of the Code.

     (z) "Vesting Date" shall mean the date established by the Committee on which a share of Restricted Stock or Phantom Stock may vest.

3.   Stock Subject to the Plan
     -------------------------

     (a) Shares Available for Awards. The maximum number of shares of Company Stock reserved for issuance under the Plan shall be 22,000,000 shares (subject to adjustment as provided herein). Such shares may be authorized but unissued Company Stock or authorized and issued Company Stock held in the Company's treasury. The Committee may direct that any stock certificate evidencing shares issued pursuant to the Plan shall bear a legend setting forth such re strictions on transferability as may apply to such shares pursuant to the Plan.

          The grant of Phantom Stock shall not reduce the number of shares of Company Stock with respect to which Awards may be granted pursu ant to the Plan.

     (b) Individual Limitation. The total number of shares of Company Stock subject to Awards (including Awards which may be payable in cash but denominated as shares of Company Stock, i.e., Phantom Stock), awarded to any employee shall not exceed 1,000,000 shares during any tax year of the Company in which the employee first becomes employed by the Company or a Subsidiary, or 1,000,000 shares in any other tax year of the Company (in each case subject to adjustment as provided herein). In addition, for any tax year of the Company, the maximum number of shares of Restricted Stock that may be granted to a Covered Employee for which the lapse of the restrictions of Section 8(d) is subject to the attainment of preestablished performance goals in accordance with
          Section 8(j) shall not exceed 1,000,000 (subject to adjustment as provided herein).

     (c) Adjustment for Change in Capitalization. In the event that any dividend or other distribution is declared (whether in the form of cash, Company Stock, or other property), or there occurs any recapitaliza tion, stock split, reverse stock split, reorganization, merger, consolida tion, spin-off, combination, repurchase, or share exchange, or other similar corporate transaction or event, unless otherwise determined by the Committee in its sole and absolute discretion, (1) the number and kind of shares of stock which may thereafter be issued in connection with Awards, (2) the number and kind of shares of stock or other property issued or issuable in respect of outstanding Awards, (3) the exercise price, grant price or purchase price relating to any Award, and (4) the maximum number of shares subject to Awards which may be awarded to any employee during any tax year of the Company shall be equitably adjusted as necessary to prevent the dilution or enlargement of the rights of Participants; provided that, with respect to Incentive Stock Options, such adjustment shall be made in accor dance with Section 424 of the Code.

     (d) Adjustment for Change or Exchange of Shares for Other Consideration. In the event the outstanding shares of Company Stock shall be changed into or exchanged for any other class or series of capital stock or cash, securities or other property pursuant to a recapitalization, reclassifica tion, merger, consolidation, combination or similar transaction ("Transaction"), then, unless otherwise determined by the Committee in its sole and absolute discretion, (1) each Option shall thereafter become exercisable for the number and/or kind of capital stock, and/or the amount of cash, securities or other property so distributed, into which the shares of Company Stock subject to the Option would have been changed or exchanged had the Option been exercised in full prior to such transaction, provided that, if necessary, the provisions of the Option shall be appropriately adjusted so as to be applicable, as nearly as may reasonably be, to any shares of capital stock, cash, securities or other property thereafter issuable or deliverable upon exercise of the Option, and
          (2) each Award that is not an Option and that is not automatically changed in connection with the Transaction shall repre sent the number and/or kind of shares of capital stock, and/or the amount of cash, securities or other property so distributed, into which the number of shares of Company Stock covered by the Award would have been changed or exchanged had they been held by a shareholder of the Company.

     (e) Reuse of Shares. The following shares of Company Stock shall again become available for Awards: (1) any shares subject to an Award that remain unissued upon the cancellation, surrender, exchange or termi nation of such award for any reason whatsoever; and any shares of Restricted Stock forfeited and (2) any previously owned or withheld shares of Company Stock obtained by the Participant pursuant to an Option exercise and received by the Company in exchange for Option shares upon a Participant's exercise of an Option, as permitted under
          Section 7(c)(3) hereof.

4.   Administration of the Plan.
     --------------------------

     The Plan shall be administered by the Committee. The Committee shall have the authority in its sole discretion, subject to and not inconsistent with the express provisions of the Plan, to administer the Plan and to exercise all the powers and authorities either specifically granted to it under the Plan or necessary or advisable in the administration of the Plan, including, without limitation, the authority to grant Awards; to determine the persons to whom and the time or times at which Awards shall be granted; to determine the type and number of Awards to be granted, the number of shares of Company Stock to which an Award may relate and the terms, conditions, restrictions and performance criteria relating to any Award; to determine whether, to what extent, and under what circumstances an Award may be settled, cancelled, forfeited, exchanged, or surrendered; to make adjustments in the performance goals in recognition of unusual or nonrecurring events affecting the Company or the financial statements of the Company, or in response to changes in applicable laws, regulations, or accounting principles; to construe and interpret the Plan and any Award; to prescribe, amend and rescind rules and regulations relating to the Plan; to determine the terms and provisions of Agreements; and to make all other deter minations deemed necessary or advisable for the administration of the Plan.

     The Committee may, in its sole and absolute discretion, without amendment to the Plan, (a) accelerate the date on which any Option granted under the Plan becomes exercisable, waive or amend the operation of Plan provisions respecting exercise after termination of employment or otherwise adjust any of the terms of such Option, and (b) accelerate the Vesting Date, or waive any condition imposed here under, with respect to any share of Restricted Stock, Phantom Stock or other Award or otherwise adjust any of the terms applicable to any such Award.

5.   Eligibility.
     -----------

     The persons who shall be eligible to receive Awards pursuant to the Plan shall be such employees of the Company (including officers of the Company, whether or not they are directors of the Company) and nonemployee service providers and consultants, in each case as the Committee shall select from time to time. The grant of an Award hereunder in any year to any employee, service provider or consultant shall not entitle such person to a grant of an Award in any future year.

6.   Awards Under the Plan; Agreement.
     --------------------------------

     The Committee may grant Options, shares of Restricted Stock, shares of Phantom Stock, Stock Bonuses and Other Awards in such amounts and with such terms and conditions as the Committee shall determine, subject to the provisions of the Plan.

     Each Award granted under the Plan (except an unconditional Stock Bonus) shall be evidenced by an Agreement which shall contain such provisions as the Committee may in its sole discretion deem necessary or desirable which are not in conflict with the terms of the Plan. By accepting an Award, a Participant thereby agrees that the award shall be subject to all of the terms and provisions of the Plan and the applicable Agreement.

7.   Options.
     -------

     (a) Identification of Options. Each Option shall be clearly identified in the applicable Agreement as either an Incentive Stock Option or a Nonqualified Stock Option.

     (b) Exercise Price. Each Agreement with respect to an Option shall set forth the amount (the "option exercise price") payable by the grantee to the Company upon exercise of the Option. Subject to Section 7(d) hereof, the option exercise price per share shall be determined by the Committee at the time of grant.

     (c) Term and Exercise of Options. (1) Each Option shall become exercisable at the time determined by the Committee and set forth in the applicable Agreement. Subject to Section 7(d) hereof, the Committee shall determine the expiration date of each Option.

          (2) To the extent that an Option to purchase shares is not exercised by a Participant when it becomes initially exercisable, it shall not expire but carry forward and shall be exercisable until its expiration or as provided by Section 7(e) hereof.

          (3) An Option shall be exercised by delivering notice as specified in the Agreement on the form of notice provided by the Com pany. Payment for shares of Company Stock purchased upon the exercise of an Option shall be made on the effective date of such exercise by one or a combination of the following means: (A) in cash or by personal check, certified check, bank cashier's check or wire transfer; (B) in shares of Company Stock owned by the Participant for at least six months prior to the date of exercise and valued at their Fair Market Value on the effective date of such exercise; or (C) by any such other methods as the Committee may from time to time authorize. In the case of a Participant who is subject to Section 16 of the Exchange Act, the Company may require that the method of making such payment be in compliance with Section 16 and the rules and regulations thereunder. Any payment in shares of Company Stock shall be effected by the delivery of such shares to the Secretary of the Company, duly endorsed in blank or accompa nied by stock powers duly executed in blank, together with any other documents and evidences as the Secretary of the Com pany shall require.

          (4) Certificates for shares of Company Stock purchased upon the exercise of an Option shall be issued in the name of or for the account of the Participant or other person entitled to receive such shares, and delivered to the Participant or such other person as soon as practicable following the effective date on which the Option is exercised.

          (5) The Committee shall have the authority to specify, at the time of grant or, with respect to Nonqualified Stock Options, at or after the time of grant, that a Participant shall be granted a new Nonqualified Stock Option (a "Reload Option") for a number of shares equal to the number of shares surrendered by the Participant upon exercise of all or a part of an Option in the manner described in Section 7(c)(3)(B) above, subject to the availability of shares of Company Stock under the Plan at the time of such exercise. Reload Options shall be subject to such conditions as may be specified by the Committee in its discre tion, subject to the terms of the Plan.

     (d) Limitations on Incentive Stock Options. (1) The exercise price per share of Company Stock deliverable upon the exercise of an Incentive Stock Option shall be not less than the Fair Market Value of a share of Company Stock on the date of grant.

          (2) To the extent that the aggregate Fair Market Value of shares of Company Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under the Plan and any other stock option plan of the Company or a Subsidiary shall exceed $100,000, such Options shall be treated as Nonqualified Stock Options. Such Fair Market Value shall be determined as of the date on which each such Incentive Stock Option is granted.

          (3) No Incentive Stock Option may be granted to an individual if, at the time of the proposed grant, such individual owns (or is deemed to own under the Code) stock possessing more than ten percent of the total combined voting power of all classes of stock of the Company unless (A) the exercise price of such Incentive Stock Option is at least 110% of the Fair Market Value of a share of Company Stock at the time such Incentive Stock Option is granted and (B) such Incentive Stock Option is not exercisable after the expiration of five years from the date such Incentive Stock Option is granted.

     (e) Effect of Termination of Employment. (1) In the event that the employment of a Participant with the Company shall terminate for any reason other than (i) Cause, as defined in the applicable Agreement, or (ii) death, the Options granted to such Participant, to the extent that they are exercisable at the time of such termination, shall remain exercisable for such period as may be provided in the Agreement (or as may be provided by the Committee), but in no event following the expiration of the Option's term. The treatment of any Option that remains unexercisable as of the date of termination shall be as set forth in the Agreement (or as may be otherwise determined by the Committee).

          (2) In the event that the employment of a Participant with the Company shall terminate on account of the death of the Partici pant, all Options granted to such Participant that remain out standing as of the date of death, shall become fully exercisable and shall remain exercisable by the Participant's legal represen tatives, heirs or legatees for such period as may be provided in the Agreement (or as otherwise may be determined by the Committee), but in no event following the expiration of its term. Cessation of active employment or service due to com mencement of long-term disability as determined by the Com mittee shall not be deemed to constitute a termination of em ployment or service for purposes of the Plan, and during the continuance of such long-term disability the individual shall be deemed to continue active employment or service with the Company; provided, however, that the Committee may be in its sole discretion determine that a Participant's long-term disabil ity constitutes a permanent disability and may deem such permanent disability to be a termination of employment or service for any or all purposes under this Plan.

          (3) In the event of the termination of a Participant's employment for Cause, as defined in the applicable Agreement, all outstanding Options granted to such Participant shall expire at the commencement of business on the date of such termination.

     (f) Leave of Absence. In the case of any Participant on an approved leave of absence, the Committee may make such provision respecting the continuance of the Option while in the employ or service of the Company as it may deem equitable, except that in no event may an Option be exercised after the expiration of its term.

8.   Restricted Stock.
     ----------------

     (a) Price. At the time of the grant of shares of Restricted Stock, the Committee shall determine the price, if any, to be paid by the Participant for each share of Restricted Stock subject to the Award.

     (b) Vesting Date. At the time of the grant of shares of Restricted Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Restricted Stock imposed pursuant to Section 8(c) are satisfied, and except as provided in Sec tion 8(h), upon the occurrence of the Vesting Date with respect to a share of Restricted Stock, such share shall vest and the restrictions of Section 8(d) shall lapse.

     (c) Conditions to Vesting. At the time of the grant of shares of Restricted Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appro priate.

     (d) Restrictions on Transfer Prior to Vesting. Prior to the vesting of a share of Restricted Stock, no transfer of a Participant's rights with respect to such share, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted. Immediately upon any attempt to transfer such rights, such share, and all of the rights related thereto, shall be forfeited by the Participant.

     (e) Dividends on Restricted Stock. The Committee in its discretion may require that any dividends paid on shares of Restricted Stock be held in escrow until all restrictions on such shares have lapsed.

     (f) Issuance of Certificates. (1) Following the date of grant with respect to shares of Restricted Stock, the Company shall cause to be issued a stock certificate, registered in the name of or for the account of the Participant to whom such shares were granted, evidencing such shares. Each such stock certificate shall bear the following legend:

               The transferability of this certificate and the shares of stock represented hereby are subject to the re strictions, terms and conditions (including forfeiture provisions and restrictions against transfer) con tained in the Rite Aid Corporation 2000 Omnibus Equity Plan and an Agreement entered into between the registered owner of such shares and the Company.

               Such legend shall not be removed until such shares vest pursuant to the terms hereof.

          (2) Each certificate issued pursuant to this Section 8(f), together with the stock powers relating to the shares of Restricted Stock evidenced by such certificate, shall be held by the Company unless the Committee determines otherwise.

     (g) Consequences of Vesting. Upon the vesting of a share of Restricted Stock pursuant to the terms hereof, the restrictions of Section 8(d) shall lapse with respect to such share. Following the date on which a share of Restricted Stock vests, the Company shall cause to be deliv ered to the Participant to whom such shares were granted, a certificate evidencing such share, free of the legend set forth in
          Section 8(f).

     (h) Effect of Termination of Employment. (1) Except as the Committee in its sole and absolute discretion may otherwise provide in the applica ble Agreement, and subject to the Committee's authority under Section 4 hereof, upon the termination of a Participant's employment for any reason other than Cause, any and all shares to which restric tions on transferability apply shall be immediately forfeited by the Participant and transferred to, and reacquired by, the Company; provided that if the Committee, in its sole and absolute discretion, shall within thirty (30) days after such termination of employment notify the Participant in writing of its decision not to terminate the Participant's rights in such shares, then the Participant shall continue to be the owner of such shares subject to such continuing restrictions as the Committee may prescribe in such notice. In the event of a forfei ture of shares pursuant to this section, the Company shall repay to the

          Participant (or the Participant's estate) any amount paid by the Participant for such shares. In the event that the Company requires a return of shares, it shall also have the right to require the return of all divi dends paid on such shares, whether by termination of any escrow ar rangement under which such dividends are held or otherwise.

          (2) In the event of the termination of a Participant's employment for Cause, all shares of Restricted Stock granted to such Participant which have not vested as of the date of such termina tion shall immediately be returned to the Company, together with any dividends paid on such shares, in return for which the Company shall repay to the Participant any amount paid by the Participant for such shares.

     (i) Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, Restricted Stock granted pursuant to this
          Section 8 to Covered Employees may be based on the attainment of performance goals pre-established by the Committee. To the extent permitted under Section 162(m) of the Code (including, without limitation, compliance with any requirements for shareholder ap proval), the Committee may designate additional business criteria on which the performance goals may be based or adjust, modify or amend the aforementioned business criteria. Such shares of Restricted Stock shall be released from restrictions only after the attainment of such performance measures has been certified by the Committee.

9.   Phantom Stock.
     -------------

     (a) Vesting Date. At the time of the grant of shares of Phantom Stock, the Committee shall establish a Vesting Date or Vesting Dates with respect to such shares. The Committee may divide such shares into classes and assign a different Vesting Date for each class. Provided that all conditions to the vesting of a share of Phantom Stock imposed pursuant to Section 9(c) are satisfied, and except as provided in Sec tion 9(d), upon the occurrence of the Vesting Date with respect to a share of Phantom Stock, such share shall vest.

     (b) Benefit Upon Vesting. Upon the vesting of a share of Phantom Stock, the Participant shall be paid, within 30 days of the date on which such share vests, an amount, in cash and/or shares of Company Stock, as determined by the Committee, equal to the sum of (1) the Fair Market Value of a share of Company Stock on the date on which such share of Phantom Stock vests and (2) the aggregate amount of cash dividends paid with respect to a share of Company Stock during the period commencing on the date on which the share of Phantom Stock was granted and terminating on the date on which such share vests.

     (c) Conditions to Vesting. At the time of the grant of shares of Phantom Stock, the Committee may impose such restrictions or conditions to the vesting of such shares as it, in its absolute discretion, deems appro priate, to be contained in the Agreement.

     (d) Effect of Termination of Employment. Except as the Committee in its sole and absolute discretion may otherwise provide in the applicable Agreement, and subject to the Committee's amendment authority pursuant to Section 4, shares of Phantom Stock that have not vested, together with any dividends credited on such shares, shall be forfeited upon the Participant's termination of employment for any reason.

     (e) Special Provisions Regarding Awards. Notwithstanding anything to the contrary contained herein, the vesting of Phantom Stock granted pursuant to this Section 9 to Covered Employees may be based on the attainment of performance criteria as described in Section 8(j) hereof, in each case, as determined in accordance with generally accepted accounting principles. No payment in respect of any such Phantom Stock award shall be paid to a Covered Employee until the attainment of the respective performance measures have been certified by the Committee.

10.  Stock Bonuses.
     -------------

     In the event that the Committee grants a Stock Bonus, a certificate for the shares of Company Stock constituting such Stock Bonus shall be issued in the name of the Participant to whom such grant was made and delivered to such Participant as soon as practicable after the date on which such Stock Bonus is payable.

11.  Other Awards; Stock Appreciation Rights.
     ---------------------------------------

     (a) Other forms of Awards (including any Stock Appreciation Rights, hereinafter "Other Awards") valued in whole or in part by reference to, or otherwise based on, Company Stock may be granted either alone or in addition to other Awards under the Plan. Subject to the provisions of the Plan, the Committee shall have sole and complete authority to determine the persons to whom and the time or times at which such Other Awards shall be granted, the number of shares of Company Stock to be granted pursuant to such Other Awards and all other conditions of such Other Awards.

     (b) A Stock Appreciation Right may be granted in connection with an Option, either at the time of grant or at any time thereafter during the term of the Option, or may be granted unrelated to an Option.

     (c) A Stock Appreciation Right related to an Option shall require the holder, upon exercise, to surrender such Option with respect to the number of shares as to which such Stock Appreciation Right is exer cised, in order to receive payment of any amount computed pursuant to
          Section 11(f). Such Option will, to the extent surrendered, then cease to be exercisable.

     (d) In the case of Stock Appreciation Rights granted in relation to Options, if the Appreciation Right covers as many shares as the related Option, the exercise of a related Option shall cause the number of shares covered by the Stock Appreciation Right to be reduced by the number of shares with respect to which the related Option is exercised. If the Stock Appreciation Right covers fewer shares than the related Option, when a portion of the related Option is exercised, the number of shares subject to the unexercised Stock Appreciation Right shall be reduced only to the extent necessary so that the number of remaining shares subject to the Stock Appreciation Right is not more than the remaining shares subject to the Option.

     (e) Subject to Section 11(k) and to such rules and restrictions as the Committee may impose, a Stock Appreciation Right granted in connection with an Option will be exercisable at such time or times, and only to the extent that a related Option is exercisable, and will not be transferable except to the extent that such related Option may be transferable.

     (f) Upon the exercise of a Stock Appreciation Right related to an Option, the holder will be entitled to receive payment of an amount determined by multiplying:

          (i) The difference obtained by subtracting the purchase price of a share of Company Stock specified in the related Option from the Fair Market Value of a share of Company Stock on the date of exercise of such Stock Appreciation Right, by

          (ii) The number of shares as to which such Stock Appreciation Rights will have been exercised.

     (g) A Stock Appreciation Right granted without relationship to an Option will be exercisable as determined by the Committee but in no event after ten years from the date of grant.

     (h) A Stock Appreciation Right granted without relationship to an Option will entitle the holder, upon exercise of the Stock Appreciation Right, to receive payment of an amount determined by multiplying:

          (i) The difference obtained by subtracting the Fair Market Value of a share of Company Stock on the date the Stock Appreciation Right is granted from the Fair Market Value of a share of Company
               Stock on the date of exercise of such Stock Appreciation Right, by

          (ii) the number of shares as to which such Stock Appreciation Rights will have been exercised.

     (i) Notwithstanding subsections (f) and (h) above, the Committee may place a limitation on the amount payable upon exercise of a Stock Appreciation Right. Any such limitation must be determined as of the date of grant and noted on the instrument evidencing the Participant's Stock Appreciation Right granted hereunder.

     (j) Payment of the amount determined under subsections (f) and (h) above may be made solely in whole shares of Company Stock valued at their Fair Market Value on the date of exercise of the Stock Appreciation Right or alternatively, in the sole discretion of the Committee, solely in cash or a combination of cash and shares. If the Committee decides that full payment will be made in shares of Company Stock, and the amount payable results in a fractional share, payment for the fractional share will be made in cash.

     (k) The Committee may impose such additional conditions or limitations on the exercise of a Stock Appreciation Right as it may deem neces sary or desirable to secure for holders of Stock Appreciation Rights the benefits of Rule 16b-3, or any successor provision in effect at the time of grant or exercise of a Stock Appreciation Right or as it may other wise deem advisable.

12.  Rights as a Shareholder.
     -----------------------

     No person shall have any rights as a shareholder with respect to any shares of Company Stock covered by or relating to any Award until the date of issuance of a stock certificate with respect to such shares. Except as otherwise expressly provided in Section 3(c), no adjustment to any Award shall be made for dividends or other rights for which the record date occurs prior to the date such stock certificate is is sued.

13.  No Employment Rights; No Right to Award.
     ---------------------------------------

     Nothing contained in the Plan or any Agreement shall confer upon any Participant any right with respect to the continuation of employment by the Company or interfere in any way with the right of the Company, subject to the terms of any separate employment agreement to the contrary, at any time to terminate such employment or to increase or decrease the compensation of the Participant.

     No person shall have any claim or right to receive an Award hereunder. The Committee's granting of an Award to a participant at any time shall neither require the Committee to grant any other Award to such Participant or other person at any time or preclude the Committee from making subsequent grants to such Participant or any other person.

14.  Securities Matters.
     ------------------

     (a) Notwithstanding anything herein to the contrary, the Company shall not be obligated to cause to be issued or delivered any certificates evi dencing shares of Company Stock pursuant to the Plan unless and until the Company is advised by its counsel that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Com mittee may require, as a condition of the issuance and delivery of cer tificates evidencing shares of Company Stock pursuant to the terms hereof, that the recipient of such shares make such agreements and representations, and that such certificates bear such legends, as the Committee, in its sole discretion, deems necessary or desirable.

     (b) The transfer of any shares of Company Stock hereunder shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares is in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which shares of Company Stock are traded. The Committee may, in its sole discretion, defer the effectiveness of any transfer of shares of Company Stock hereunder in order to allow the issuance of such shares to be made pursuant to registration or an exemption from registration or other methods for compliance available under federal or state securities laws. The

          Committee shall inform the Participant in writing of its decision to defer the effectiveness of a transfer. During the period of such deferral in connection with the exercise of an Option, the Participant may, by written notice, withdraw such exercise and obtain the refund of any amount paid with respect thereto.

15.  Withholding Taxes.
     -----------------

     Whenever cash is to be paid pursuant to an Award, the Company shall have the right to deduct therefrom an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto.

     Whenever shares of Company Stock are to be delivered pursuant to an Award, the Company shall have the right to require the Participant to remit to the Company in cash an amount sufficient to satisfy any federal, state and local withholding tax requirements related thereto. With the approval of the Committee, a Participant may satisfy the foregoing requirement by electing to have the Company withhold from delivery shares of Company Stock having a value equal to the minimum amount of tax required to be withheld. Such shares shall be valued at their Fair Market Value on the date of which the amount of tax to be withheld is determined. Fractional share amounts shall be settled in cash. Such a withholding election may be made with respect to all or any portion of the shares to be delivered pursuant to an Award.

16.  Notification of Election Under Section 83(b) of the Code.
     --------------------------------------------------------

     If any Participant shall, in connection with the acquisition of shares of Company Stock under the Plan, make the election permitted under Section 83(b) of the Code, such Participant shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service.

17.  Notification Upon Disqualifying Disposition Under Section 421(b) of the
     -----------------------------------------------------------------------
     Code.
     ----

     Each Agreement with respect to an Incentive Stock Option shall require the Participant to notify the Company of any disposition of shares of Company Stock issued pursuant to the exercise of such Option under the circumstances described in Section 421(b) of the Code (relating to certain disqualifying dispositions), within 10 days of such disposition.

18.  Amendment or Termination of the Plan.
     ------------------------------------

     The Board of Directors may, at any time, suspend or terminate the Plan or revise or amend it in any respect whatsoever; provided, however, that shareholder approval shall be required for any such amendment if and to the extent the Board of Directors determines that such approval is appropriate for purposes of satisfying Sections 162(m) or 422 of the Code or Rule 16b-3 or other
applicable law.   Nothing herein shall restrict the Committee's ability to
exercise its discretionary authority pursuant to Section 4, which discretion may be exercised without amendment to the Plan. No action hereunder may, without the consent of a Participant, reduce the Participant's rights under any outstanding Award.

19.  Transfers Upon Death; Nonassignability.
     --------------------------------------

     Upon the death of a Participant, outstanding Awards granted to such Partici pant may be exercised only by the executor or administrator of the Participant's estate or by a person who shall have acquired the right to such exercise by will or by the laws of descent and distribution. No transfer of an Award by will or the laws of descent and distribution shall be effective to bind the Company unless the Committee shall have been furnished with (a) written notice thereof and with a copy of the will and/or such evidence as the Committee may deem necessary to establish the validity of the transfer and (b) an agreement by the transferee to comply with all the terms and conditions of the Award that are or would have been applicable to the Participant or Nonemployee Director and to be bound by the acknowledgments made by the Participant or Nonemployee Director in connection with the grant of the Award.

     During the lifetime of a Participant, the Committee may, in its sole and absolute discretion, permit the transfer of an outstanding Option, unless such Option is an Incentive Stock Option and the Committee and the Participant intends that it shall retain such status. Subject to the approval of the Committee and to any conditions that the Committee may prescribe, a Participant may, upon providing written notice to the Secretary of the Company, elect to transfer any or all Options granted to such Participant pursuant to the Plan to members of his or her immediate family (including, but not limited to, children, grandchildren and spouse or to trusts for the benefit of such immediate family members or to partnerships in which such family members are the only partners) or to other persons or entities approved by the Committee; provided, however, that no such transfer by any Participant may be made in exchange for consideration.

20.  Expenses and Receipts.
     ---------------------

     The expenses of the Plan shall be paid by the Company. Any proceeds received by the Company in connection with any Award may be used for general corporate purposes.

21.  Effective Date and Term of Plan.
     -------------------------------

     The Plan shall be subject to the requisite approval of the shareholders of the Company. In the absence of such approval, any Awards shall be null and void. Unless earlier terminated by the Board of Directors, the right to grant Awards under the Plan shall terminate on the tenth anniversary of the Effective
Date.   Awards out standing at Plan termination shall remain in effect according to their terms and the provisions of the Plan.

22.  Applicable Law.
     --------------

     Except to the extent preempted by any applicable federal law, the Plan shall be construed and administered in accordance with the laws of the State of New York without reference to its principles of conflicts of law.

23.  Participant Rights.
     ------------------

     No Participant shall have any claim to be granted any award under the Plan, and there is no obligation for uniformity of treatment for Participants. Except as provided specifically herein, a Participant or a transferee of an Award shall have no rights as a shareholder with respect to any shares covered by any Award until the date of the issuance of a Company Stock certificate to him or her for such shares.

24.  Unfunded Status of Awards.
     -------------------------

     The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a Participant pursuant to an Award, nothing contained in the Plan or any Agreement shall give any such Participant any rights that are greater than those of a general creditor of the Company.

25.  No Fractional Shares.
     --------------------

     No fractional shares of Company Stock shall be issued or delivered pursuant to the Plan. The Committee shall determine whether cash, other Awards, or other property shall be issued or paid in lieu of such fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated.

26.  Beneficiary.
     -----------

     A Participant may file with the Committee a written designation of a benefi ciary on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Participant, the executor or administrator of the Participant's estate shall be deemed to be the Participant's beneficiary.

27.  Interpretation.
     --------------

     The Plan is designed and intended to comply, to the extent applicable, with
Section 162(m) of the Code, and all provisions hereof shall be construed in a manner to so comply.

28.  Severability.
     ------------

     If any provision of the Plan is held to be invalid or unenforceable, the other provisions of the Plan shall not be affected but shall be applied as if the invalid or unenforceable provision had not been included in the Plan.

                         EXHIBIT A TO PROXY STATEMENT

                            FORM 8-K AND FORM 8-K/A

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 11, 1999

                               ----------------

                              RITE AID CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                       1-5742                        23-1614034
--------------------------------------------------------------------------------------
(State or other jurisdiction          (Commission                     (IRS Employer
     of incorporation)                File Number)                 Identification No.)
     30 Hunter Lane, Camp Hill, Pennsylvania                              17011
--------------------------------------------------------------------------------------
    (Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (717) 761-2633

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 4. Changes in Registrant's Certifying Accountant.

  On November 11, 1999, the firm of KPMG LLP ("KPMG") orally notified a member of the Audit Committee and the Registrant of their resignation as auditors of the Registrant because they were unable to continue to rely on management's representations.

  By letter dated November 11, 1999, KPMG advised the Registrant that, in light of the Registrant's announcement on October 18, 1999 that the Registrant is planning to restate its consolidated balance sheets as of February 27, 1999 and February 28, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 27, 1999, KPMG's auditors' report thereon dated May 28, 1999 "should no longer be relied upon." In addition, KPMG requested that the Registrant advise those persons who have received a copy of KPMG's report and those persons that the Registrant believes are relying or are likely to rely on the financial statements to be restated and the related report "of [KPMG's] notification to [the Registrant] that the Financial Statements and the Report should no longer be relied upon." (A copy of this letter is attached as Exhibit 99.1 hereto.) The withdrawn report and KPMG's report on the Registrant's consolidated financial statements for the fiscal year ended February 28, 1998 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope, or accounting principles.

  On November 2, 1999, the Registrant filed its Quarterly Report on Form 10-Q for the thirteen and twenty-six weeks ended August 28, 1999, which included certain restated financial information. KPMG did not audit, review, or otherwise report on the financial statements included in the Form 10-Q. In view of KPMG's resignation on November 11, 1999, the Registrant was not able to resolve to KPMG's satisfaction, prior to their resignation, the amounts and causes of the restatement adjustments identified in the Registrant's most recently filed Form 10-Q and the additional restatement adjustments which may be required with respect to prior periods not included in that Form 10-Q. KPMG discussed certain of these matters with members of the Audit Committee. The Registrant is continuing to review its accounting practices for the past several years.

  In connection with the audits of the Registrant's consolidated financial statements for the fiscal years ended February 27, 1999 and February 28, 1998, and during the subsequent unaudited interim periods since the most recently ended fiscal year, there were no disagreements with KPMG on matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of KPMG, would have caused KPMG to make reference to the matter in their report other than as follows:

  In connection with the audit of the Registrant's consolidated financial statements for the fiscal year ended February 27, 1999, KPMG reported to the Registrant's Audit Committee the following three disagreements between KPMG and the Registrant:

  (1) KPMG disagreed with the Registrant's view that certain amounts could be reflected as income based upon estimates of recoveries from vendors.

  (2) KPMG disagreed with the Registrant's accounting for certain deferred costs.

  (3) KPMG disagreed with the Registrant's accounting for certain expenses charged against its acquisition accruals.

  With respect to these matters, the Registrant adjusted its financial statements to record its estimates of the appropriate amounts.

  The Registrant has authorized KPMG to respond fully to any successor independent accounting firm regarding KPMG's audit of the Registrant's financial statements, the disagreements with the Registrant in connection therewith, the Reportable Events and KPMG's resignation as auditors of the Registrant.

  At an Audit Committee meeting on June 30, 1999, KPMG delivered a letter to the Audit Committee dated June 24, 1999 describing the following material weakness in the Registrant's internal controls. The letter stated that the Registrant's internal controls were insufficient to allow the Registrant's management "to accumulate and reconcile information necessary to properly record and analyze transactions on a timely basis." The letter suggested the following actions to "significantly enhance the quality of [the Registrant's] financial accounting and reporting function": "(a) adding sufficient qualified accounting personnel, (b) improving the financial accounting systems, which produce the necessary data, (c) analyzing the data on a timely basis, and (d) significantly improving documentation supporting transactions, journal entries, and business decisions on a timely basis." KPMG has asserted that it informed the Registrant on June 23, 1999 and the Audit Committee at the June 30, 1999 meeting that, as a result of the issuance of the material weakness letter, KPMG would not be in a position to issue quarterly review reports until the matters referred to above were addressed and resolved. In addition, KPMG has asserted that they informed the Registrant on June 23, 1999 and the Audit Committee at the June 30, 1999 meeting that KPMG was no longer willing to rely on representations made by the then serving Chief Financial Officer. Each member of the Audit Committee and another member of the Registrant's Board of Directors who attended the June 30, 1999 Audit Committee meeting deny that any such statements were made at that meeting or at any other time. The Chief Financial Officer was replaced on July 14, 1999. Subsequent to June 24, 1999, the Registrant has created new positions in the financial accounting and reporting department and has filled and is seeking to fill those positions with qualified personnel. The Registrant is evaluating system needs in order to improve its financial accounting systems. The Registrant has restructured its accounting and financial reporting function to strengthen communication and accountability and is revising its processes and procedures with respect to transactions, journal entries and approvals to improve the timeliness with which it is able to document and analyze financial data.

  Simultaneously with their resignation on November 11, 1999, KPMG also advised the member of the Audit Committee and the Registrant that KPMG had concerns about the amounts the Registrant charged certain vendors relating to damaged or outdated products. In June 1999, the Registrant engaged a third party to handle all damaged or outdated products, including obtaining appropriate refunds, and accordingly, the Registrant is no longer involved in processing damaged or outdated products. In view of KPMG's resignation on November 11, 1999, there was no opportunity for the Registrant to resolve this matter to KPMG's satisfaction prior to their resignation.

  The Registrant is in the process of engaging new independent accountants to audit and report on the Registrant's restated consolidated balance sheets as of February 27, 1999 and February 28, 1998 and the related restated consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 27, 1999. The new independent accountants will also audit the Registrant's consolidated financial statements for the fiscal year ending February 26, 2000.

ITEM 5. Other Events

  The Registrant has been advised that the Securities and Exchange Commission has commenced a formal investigation of the Registrant.

ITEM 7. Financial Statements and Exhibits

  (c)  The following exhibits are filed with this report:

     Exhibit Number Description
     -------------- -----------
          16.1      Letter of KPMG LLP dated November   , 1999*
          99.1      Letter of KPMG LLP dated November 11, 1999
--------
* To be filed by amendment.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RITE AID CORPORATION

Date: November 18, 1999                   By: /s/ Elliot T. Gerson
                                             ----------------------------------
                                             Name: Elliot T. Gerson
                                             Title:Senior Executive Vice
                                                   President, Secretary and
                                                   General Counsel

                                 EXHIBIT INDEX

     Exhibit Number Description
     -------------- -----------
          99.1      Letter of KPMG LLP dated November 11, 1999

                                                                   Exhibit 99.1

                             [LETTERHEAD OF KPMG]

BY HAND DELIVERY
-----------------

November 11, 1999

Board of Directors
Rite Aid Corporation
30 Hunter Lane
Camp Hill, Pennsylvania 17011

Board of Directors:

  We have examined the consolidated balance sheets of Rite Aid Corporation and subsidiaries (the "Company") as of February 27, 1999 and February 28, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 27, 1999 (the "Financial Statements") and issued our auditors' report thereon dated May 28, 1999 (the "Report").

  In light of the Company's announcement in its press release dated October 18, 1999, to the effect that the Company is "planning to restate its quarterly and annual financial statements for each of its 1999, 1998, and 1997 fiscal years and for prior years," we cannot continue to be associated with the Financial Statements. Accordingly, KPMG LLP hereby advises you that our Report on the Company's Financial Statements should no longer be relied upon.

  We request that to the extent you have not already done so, you promptly advise those persons who have received a copy of the Report, and whom you believe are relying on the Financial Statements and the related Report, or who are likely to rely upon the Financial Statements and the related Report, of our notification to you that the Financial Statements and the Report should no longer be relied upon. Further, we ask you to determine, together with your legal counsel, the disclosure(s) which the Company should make to the United States Securities and Exchange Commission and any other regulatory body having jurisdiction over the Company. We request that you promptly supply us with copies of any notifications you make pursuant to the request set forth in this paragraph.

Very truly yours,

/s/ KPMG LLP

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM 8-K/A

                                 CURRENT REPORT
                        Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): November 11, 1999

                               ----------------

                              RITE AID CORPORATION
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                       1-5742                        23-1614034
--------------------------------------------------------------------------------------
(State or other jurisdiction          (Commission                     (IRS Employer
     of incorporation)                File Number)                 Identification No.)
     30 Hunter Lane, Camp Hill, Pennsylvania                              17011
--------------------------------------------------------------------------------------
    (Address of principal executive offices)                           (Zip Code)

       Registrant's telephone number, including area code: (717) 761-2633

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

ITEM 7. Financial Statements and Exhibits

  (c)  The following exhibits are filed with this report:

     Exhibit Number Description
     -------------- -----------
          16.1      Letter of KPMG LLP dated December 2, 1999
          99.1      Letter of KPMG LLP dated November 11, 1999*
--------
* Previously filed.

                                   SIGNATURES

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          RITE AID CORPORATION

Date: December 2, 1999                    By: /s/ Elliot T. Gerson
                                             ----------------------------------
                                             Name: Elliot T. Gerson
                                             Title:Senior Executive Vice
                                                   President, Secretary and
                                                   General Counsel

                                                                   EXHIBIT 16.1

                               [LETTERHEAD KPMG]

December 2, 1999

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

Ladies and Gentlemen:

KPMG LLP ("KPMG") was previously the principal accountants for Rite Aid Corporation ("Rite Aid" or the "Company") and, under the date of May 28, 1999, we reported on the consolidated balance sheets of the Company and its subsidiaries as of February 27,1999 and February 28, 1998 and the related consolidated statements of income, stockholders' equity and cash flows for each of the years in the three-year period ended February 27, 1999. On November 11, 1999, we resigned as the Company's principal accountants. We have read the Company's statements included in Item 4 of its Form 8-K dated November 18, 1999 ("Item 4"), and we agree with such statements, except as follows:

KPMG is not in a position to agree or disagree with the Company's statement in the last sentence of the third paragraph of Item 4.

KPMG disagrees with the Company's statements in the fourth and fifth sentences of the seventh paragraph of Item 4 to the extent they imply that KPMG did not communicate the information described in those sentences to the Company's management. Based on the recollections of the KPMG personnel who attended the meeting with members of the Company's management on June 23, 1999, KPMG believes it communicated the information described in the fourth and fifth sentences to the Company on June 23, 1999.

KPMG is not in a position to agree or disagree with the statements made by the Company in the sixth sentence of the seventh paragraph of Item 4, because KPMG is not in a position to know the recollections of the members of the Company's Audit Committee and the other member of the Company's Board of Directors who attended the June 30, 1999 Audit Committee meeting. However, the statements made by the Company in the sixth sentence are inconsistent with the recollections of KPMG personnel who attended that Audit Committee meeting.

KPMG is not in a position to agree or disagree with the Company's statements in the eighth, ninth, and tenth sentences of the seventh paragraph of Item 4, to the effect that the Company is seeking to fill new positions in its financial accounting and reporting department with qualified personnel, that the Company is evaluating system needs in order to improve its financial accounting systems, and that the Company has restructured its accounting and financial reporting function to strengthen communication and accountability and is revising its processes and

[LOGO KPMG]

Page 2
December 2, 1999

procedures with respect to transactions, journal entries and approvals to improve the timeliness with which it is able to document and analyze financial data.

KPMG is aware that the Company has entered into an agreement with a third party concerning the third party's handling of damaged and outdated products, but KPMG is not in a position to agree or disagree with the Company's statements in the second sentence of the eighth paragraph of Item 4, to the effect that the third party engaged by the Company will handle all damaged or outdated products, including obtaining appropriate refunds, and therefore, the Company will no longer be involved in processing damaged or outdated products.

KPMG is not in a position to agree or disagree with the Company's statements in the ninth paragraph of Item 4.

Very truly yours,

/s/ KPMG LLP

Date: December 6, 1999